SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to Rule 14a-12
EQUITY ONE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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1600 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179
(305) 947-1664
March 22, 2011
Dear stockholder:
     The board of directors and officers of Equity One, Inc., a Maryland corporation, join us in extending to you a cordial invitation to attend the 2011 annual meeting of our stockholders. This meeting will be held on Monday, May 2, 2011, at 9:00 a.m., local time, at the Fairmont Turnberry Isle Resort & Club, 19999 West Country Club Drive, Aventura, Florida 33180.
     As permitted by the rules of the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or E-proxy notice, on or about March 22, 2011 to our stockholders of record as of the close of business on March 7, 2011. The E-proxy notice contains instructions for your use of this process, including how to access our proxy statement and annual report and how to authorize your proxy to vote online. In addition, the E-proxy notice contains instructions on how you may receive a paper copy of the proxy statement and annual report or elect to receive your proxy statement and annual report over the Internet.
     If you are unable to attend the annual meeting in person, it is very important that your shares be represented and voted at the meeting. You may authorize your proxy to vote your shares over the Internet as described in the E-proxy notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in your proxy card. If you authorize your proxy to vote your shares over the Internet, return your proxy card by mail or vote by telephone prior to the annual meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.
     We look forward to seeing you on May 2, 2011.

Sincerely,

CHAIM KATZMAN	JEFFREY S. OLSON
Chairman of the Board	Chief Executive Officer

EQUITY ONE, INC.
1600 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 2, 2011

To our stockholders:
     You are cordially invited to attend the 2011 annual meeting of the stockholders of Equity One, Inc., a Maryland corporation, which will be held at The Fairmont Turnberry Isle Resort & Club, 19999 West Country Club Drive, Aventura, Florida 33180, on May 2, 2011 at 9:00 a.m., local time. At the meeting, stockholders will consider and vote on the following matters:
1.	The election of Noam Ben-Ozer, James S. Cassel, Cynthia R. Cohen, David Fischel, Neil Flanzraich, Nathan Hetz, Chaim Katzman, Peter Linneman, Jeffrey S. Olson and Dori Segal as directors, each to hold office until our 2012 annual meeting of stockholders and until his or her successor has been duly elected and qualifies;

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the 2011 fiscal year;

3.	The approval, on a non-binding, advisory basis, of our executive compensation;

4.	The recommendation, on a non-binding, advisory basis, of the frequency of holding future advisory votes on executive compensation;

5.	The approval of the amendment of our Amended and Restated 2000 Executive Incentive Compensation Plan to, among other things, increase the number of shares of our common stock reserved for issuance under the plan from 8,500,000 to 13,500,000, resulting in 5,075,133 shares of our common stock available for delivery in connection with awards granted under the plan; and

6.	Such other business as may properly come before the annual meeting, including any postponements or adjournments of the meeting.
     If you own shares of our common stock or class A common stock as of the close of business on March 7, 2011, you can vote those shares by proxy or at the meeting.
     Whether or not you plan to attend the meeting in person, please authorize your proxy to vote your shares over the Internet, as described in the Notice of Internet Availability of Proxy Materials, or E-proxy notice. Alternatively, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in your proxy card. Stockholders who authorize a proxy to vote over the Internet, who return proxy cards by mail or vote by telephone prior to the meeting may nevertheless attend the meeting, revoke their proxies and vote their shares in person.

By Order of the Board of Directors

ARTHUR L. GALLAGHER
Executive Vice President, General Counsel and Secretary
North Miami Beach, Florida
March 22, 2011

(i)

(ii)

2011 ANNUAL MEETING
OF
STOCKHOLDERS OF EQUITY ONE, INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS
Q:	Why did I receive a Notice of Internet Availability of Proxy Materials?

A:	Our board of directors is soliciting proxies to be voted at our annual meeting. The annual meeting will be held at The Fairmont Turnberry Isle Resort & Club, 19999 West Country Club Drive, Aventura, Florida on Monday, May 2, 2011, at 9:00 a.m., local time. Pursuant to the rules of the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which is referred to herein as the “E-proxy notice,” on or about March 22, 2011 to our stockholders of record as of the close of business on March 7, 2011. The E-proxy notice and this proxy statement summarize the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote.

Q:	When was the E-proxy notice mailed?

A:	The E-proxy notice was mailed to stockholders beginning on or about March 22, 2011.

Q:	Who is entitled to vote?

A:	All stockholders of record as of the close of business on March 7, 2011, the record date, are entitled to vote at the annual meeting.

Q:	How many votes do I have?

A:	Each share of our common stock outstanding on the record date is entitled to one vote on each item submitted to you for consideration. Each share of our class A common stock outstanding on the record date is entitled to 11,357,837 votes on each item submitted to holders of our common stock for consideration. Our stockholders do not have the right to cumulate their votes for directors.

Q:	What is the quorum for the meeting?

A:	A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of common stock and class A common stock outstanding. No business may be conducted at the meeting if a quorum is not present. As of the record date, 107,823,295 shares of common stock, excluding 800,000 shares of unvested restricted stock held by three of our named executive officers, which shares are not entitled to vote, and one share of class A common stock were issued and outstanding, representing an aggregate of 119,181,132 votes entitled to be cast at the meeting. If less than a majority of votes entitled to be cast are represented at the annual meeting, the chairman of the meeting or a majority of the shares so represented may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of March 7, 2011. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken.

Q:	How do I vote?

A:	Whether or not you plan to attend the annual meeting, we urge you to authorize your proxy to vote your shares over the Internet as described in the E-proxy notice. Alternatively, if you received a paper copy of the proxy card by mail please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in your proxy card. Authorizing your proxy over the Internet, by mailing a proxy card or by telephone will not limit your right to attend the annual meeting and vote your shares in person. Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions. If you fail to provide instructions on a proxy properly submitted via the Internet, mail or telephone, your proxy will vote, to elect (FOR) the director nominees listed in “Proposal 1 — Election of Directors,” in favor of (FOR) “Proposal 2 — Ratification of the Appointment of Independent Registered Certified Public Accounting Firm,” in favor of (FOR) “Proposal 3 — Advisory Vote On Executive Compensation,” EVERY YEAR for “Proposal 4 — Advisory Vote as to the Frequency with which Future Advisory Votes on Executive Compensation Should Be Held,” in favor of (FOR) “Proposal 5 — Adoption of our Amended and Restated 2000 Executive Incentive Compensation Plan,” and in accordance with the recommendation of the board of directors as to all other matters that may properly come before the annual meeting and at any postponement or adjournment thereof.

Q:	How do I vote my shares that are held by my broker?

A:	If you have shares held by a broker, you should instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and the Internet.

Q:	What am I voting on?

A:	You will be voting on:
•	The election of ten directors to hold office until our 2011 annual meeting of stockholders and until his or her successor has been elected and qualifies;

•	The ratification of the appointment of Ernst & Young LLP to act as our independent registered certified public accounting firm for 2011;

•	The approval, on a non-binding, advisory basis, of our executive compensation;

•	The recommendation, on a non-binding, advisory basis, of the frequency of holding future advisory votes on executive compensation; and

•	The approval of the amendment of our Amended and Restated 2000 Executive Incentive Compensation Plan to, among other things, increase the number of shares of common stock reserved for issuance under the plan from 8,500,000 to 13,500,000, resulting in 5,075,133 shares of common stock available for delivery in connection with awards granted under the plan, expanding the range of performance measures under the plan and extending the expiration date of the plan.
In addition, your proxies will have the authority to vote in their discretion as to such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.
Q:	What vote is required to approve the proposals assuming that a quorum is present at the annual meeting?

A:	Proposal 1: Election of Directors	The election of the director nominees must be approved by a plurality of the votes cast.

	Proposal 2: Ratification of Independent Accounting Firm	Ratification of the appointment of the independent registered certified public accounting firm requires a majority of the votes cast.

	Proposal 3: Advisory Vote On Executive Compensation	The approval of the compensation of our named executive officers requires a majority of the votes cast.

	Proposal 4: Advisory Vote as to the Frequency with which Future Advisory Votes on Executive Compensation Should Be Held	The recommendation of the stockholders for the frequency of holding future advisory votes on executive compensation will be that choice which receives a majority of the votes cast. If no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option recommended by stockholders.

	Proposal 5: Adoption of our Amended and Restated 2000 Executive Incentive Compensation Plan	Adoption of our Amended and Restated 2000 Executive Incentive Compensation Plan requires the affirmative vote of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal.

Q:	How are abstentions and broker non-votes treated?

A:	Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. For purposes of the election of directors, the ratification of the independent registered certified public accounting firm, the advisory vote on executive compensation and the advisory vote on the frequency of future advisory votes on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. For purposes of the adoption of our Amended and Restated 2000 Executive Incentive Compensation Plan, under the interpretations of the New York Stock Exchange, or NYSE, of its stockholder approval policies, abstentions will have the same effect as votes against the proposal, and broker non-votes will also have the effect of votes against the proposal unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which case, broker non-votes will have no effect on the result of the vote.

Under the rules of the NYSE, brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, including the ratification of the independent registered certified public accounting firm. Therefore, brokerage firms may vote such shares with respect to Proposal 2. The election of directors, the advisory vote on executive compensation, the advisory vote on the frequency of future advisory votes on executive compensation and the adoption of our Amended and Restated 2000 Executive Incentive Compensation Plan are considered “non-routine” matters under the rules of the NYSE. In addition, other matters may properly be brought before the meeting that may be considered “non-routine” under the applicable NYSE rules. Shares held by a brokerage firm will not be voted on such non-routine matters by a brokerage firm unless it has received voting instructions from the stockholder and, accordingly, any such shares without voting instruction will be “broker non-votes.”

Q:	Will there be any other items of business on the agenda?

A:	The board of directors does not know of any other matters that may be brought before the annual meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the board of directors. In the event that any other matter should come before the annual meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q:	What happens if I submit my proxy without providing voting instructions on all proposals?

A:	Proxies properly submitted via the Internet, mail or telephone will be voted at the annual meeting in accordance with your directions. If the properly-submitted proxy does not provide voting instructions on a proposal, the proxy will be voted:
•	to elect (FOR) the director nominees listed in “Proposal 1 — Election of Directors;”

•	in favor of (FOR) “Proposal 2 — Ratification of the Appointment of Independent Registered Certified Public Accounting Firm;”

•	in favor of (FOR) “Proposal 3 — Advisory Vote On Executive Compensation;”

•	EVERY YEAR for “Proposal 4 — Advisory Vote as to the Frequency with which Future Advisory Votes on Executive Compensation Should Be Held;”

•	in favor of (FOR) “Proposal 5 — Adoption of our Amended and Restated 2000 Executive Incentive Compensation Plan;” and

•	in accordance with the recommendation of the board of directors as to all other matters that may properly come before the annual meeting.
Q:	Will anyone contact me regarding this vote?

A:	No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Q:	Who has paid for this proxy solicitation?

A:	We have paid the entire expense of preparing, printing and mailing the E-proxy notice and, to the extent requested by our stockholders, this proxy statement and any additional materials furnished to stockholders.

Q:	May stockholders ask questions at the annual meeting?

A:	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from the floor.

Q:	How do I submit a proposal for the 2012 annual meeting?

A:	Our bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice generally must be delivered to our corporate secretary not later than the close of business on the 60th day, and not earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2012 annual meeting, but not included in our proxy statement, generally must be received by our corporate secretary after the close of business on February 2, 2012 and prior to the close of business on March 3, 2012. Proposals should be mailed to the attention of our corporate secretary at 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179. A copy of the bylaws may be obtained from our corporate secretary by written request to the same address.

Our board of directors will review any stockholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2012 annual meeting. In addition, the persons named in the proxies retain the discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before 60 days prior to the annual meeting and also retain such authority under certain other circumstances.

Q:	What does it mean if I receive more than one E-proxy notice?

A:	It means that you have multiple accounts at the transfer agent or with stockbrokers. Please submit all of your proxies over the Internet, following the instructions provided in the E-proxy notice, by mail or by telephone to ensure that all of your shares are voted.

Q:	Can I change my vote after I have voted?

A:	Yes. Proxies properly submitted over the Internet, by mail or by telephone do not preclude a stockholder from voting in person at the meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting, either by Internet, mail or telephone, a proxy to our corporate secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.

Q:	Can I find additional information on the Company’s website?

A:	Yes. Our website is located at www.equityone.net. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our corporate governance guidelines, our code of conduct and ethics, charters of our board committees and reports that we file with the SEC. A copy of our corporate governance guidelines, our code of conduct and ethics and each of the charters of our board committees may be obtained free of charge by writing to Equity One, Inc., 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179, Attention: Investor Relations.

CORPORATE GOVERNANCE AND RELATED MATTERS
     Our business, property and affairs are managed under the direction of our board of directors, except with respect to those matters reserved for our stockholders. Our board of directors establishes our overall corporate policies, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations and acts as an advisor to our senior management. Our board’s mission is to further the long-term interests of our stockholders. Members of the board of directors are kept informed of our business through discussions with our management, primarily at meetings of the board of directors and its committees, and through reports and analyses presented to them. Significant communications between our directors and senior management occur apart from such meetings. The board and each of its committees — audit, compensation, executive and nominating and corporate governance — also have the authority to retain, at our expense, outside counsel, consultants or other advisors in the performance of their duties.
     Charters for the audit, compensation and nominating and corporate governance committees, our corporate governance guidelines and our code of conduct and ethics may be viewed on our website at www.equityone.net under the “About Us” tab. These documents are also available without charge to stockholders who request them by contacting Equity One, Inc. — Investor Relations, at 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179.
Independent Directors
     Under the corporate governance standards of the NYSE, at least a majority of our directors and all of the members of our audit committee, compensation committee and nominating and corporate governance committee must meet the test of “independence” as defined by the NYSE. The NYSE standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). In making this determination, the board of directors considered transactions and relationships between each director or any member of his or her immediate family and us and our subsidiaries and affiliates, including those transactions reported below under “Certain Transactions.” Our board of directors determined that each of these transactions and relationships was within the NYSE standards and that none of the transactions or relationships affected the independence of the director involved. The board of directors has determined that each of Messrs. Ben-Ozer, Cassel, Flanzraich, Hetz and Linneman and Ms. Cohen satisfy the bright-line criteria and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of our board. Therefore, following the election of the director candidates at the annual meeting, we believe that 60% of our board members will be independent under those rules.
Nominations for Directors
     The nominating and corporate governance committee will consider nominees for director suggested by stockholders in written submissions to our corporate secretary. In evaluating nominees for director, the committee does not differentiate between nominees recommended by stockholders and others. In identifying and evaluating candidates to be nominated for director, the nominating committee reviews the desired experience, mix of skills and other qualities required for appropriate board composition, taking into account the current board members and our specific needs as well as those of the board. This process is designed so that the board of directors includes members with diverse backgrounds, skills and experience, and represents appropriate financial and other expertise relevant to our business. In addition to the personal qualifications of each candidate, the committee will consider, among other things, the following:
•	if the nominee will consent to being named in the proxy and serving, if elected, on the board;

•	whether the candidate qualifies as “independent” under the NYSE rules;

•	the nominee’s biographical data (including other boards on which the nominee serves), business experience and involvement in certain legal proceedings, including any involving our company;

•	transactions and relationships between the nominee and the recommending stockholder, on the one hand, and us or our management, on the other hand;

•	the nominee’s trading history in our stock and his or her current stock ownership information;

•	any material proceedings to which the nominee or his or her associates is a party that are adverse to our company;

•	information regarding whether the recommending stockholder or nominee (or their affiliates) have any plans or proposals for us; and

•	whether the nominating stockholder and nominee seek to use the nomination to redress personal claims or grievances against us or others, or to further personal interests or special interests not shared by our stockholders at large.
The nominating committee also reserves the right to request such additional information as it deems appropriate.
     Although the nominating committee’s charter permits it to engage a search firm to identify director candidates, we did not pay fees to any third parties to assist in the process of identifying or evaluating director candidates to stand for election at the annual meeting.
Executive Sessions
     Pursuant to our corporate governance guidelines, our non-management directors meet in separate executive sessions at least four times a year and as otherwise determined by the lead director (discussed below). The lead director may invite our chief executive officer or others, as he deems appropriate, to attend a portion of these sessions. The non-management directors met four times in executive sessions in 2010.
Board Leadership Structure
     At least annually, our nominating and corporate governance committee evaluates the structure and composition of our board of directors, including the current leadership structure. This evaluation is discussed with the full board annually to ensure that our leadership structure is appropriate given the specific characteristics and circumstances of our business.
     Our board does not have a policy with respect to the separation of the offices of chairman of the board and chief executive officer. Rather, our board believes that this issue is part of the succession planning process and that it is in the best interests of the company for the board to make a determination when it elects a chief executive officer. Since December 2006, Chaim Katzman has served as our chairman of the board and Jeffrey S. Olson has served as our chief executive officer.
     In May 2006, Neil Flanzraich was elected to serve as our lead director and has served in that capacity since that time. The lead director is an independent director who acts in a lead capacity to coordinate the other independent directors, consult with the chairman on board agendas, chair the executive sessions of the non-management directors and perform such other functions as the board may direct. The lead director would also preside over meetings of our board of directors to the extent there were matters involving conflicts with our majority stockholders, with whom our chairman is affiliated.
Stockholder Communications
     Our board has implemented a process by which our stockholders and other interested parties may communicate with one or more members of our board, its committees, the lead director or the non-management directors or independent directors as a group in a writing addressed to Equity One, Inc., Board of Directors, c/o Corporate Secretary, 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179. Such communications may be made on an anonymous or confidential basis. The board has instructed our corporate secretary to promptly forward all such communications to the specified addressees thereof.
Risk Oversight
     Our board provides oversight of the company’s risk exposure by receiving periodic reports from senior management regarding matters relating to financial, operational, legal and strategic risks and mitigation strategies for such risks. Our board believes that the current separation of the roles of chairman of the board and chief executive officer facilitates communication between senior management and the full board of directors about risk oversight and therefore strengthens the board’s risk oversight activities. In addition, as reflected in the audit committee charter, our board has delegated to the audit committee responsibility to oversee, discuss and evaluate the company’s policies and guidelines with respect to risk assessment and risk management, including internal control over financial reporting. As appropriate, the audit committee provides reports to and receives direction from the full board regarding the company’s risk management policies and guidelines, as well as the audit committee’s risk oversight activities.
Code of Conduct and Ethics
     Our board of directors has adopted a code of conduct and ethics that applies to all of our directors, officers, employees and independent contractors. The code also has specific provisions applicable to all employees with access to, and responsibility for, matters of finance and financial management, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The full text of the code of conduct and ethics is available at, and we intend to disclose any amendments to, or waivers from, any provision of the code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or any other executive officers or directors by posting such information within four business days of such amendment or waiver on our website at www.equityone.net.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
Meetings
     During the fiscal year ended December 31, 2010, our board of directors held a total of 15 meetings. Each of our directors attended at least 75% of the aggregate of (i) the number of the meetings of the board of directors which were held during the period that such person served on the board of directors and (ii) the number of meetings of committees of the board of directors held during the period that such person served on such committee. Although we have no specific requirement regarding the attendance at the annual meeting of stockholders by our directors, our bylaws require that a meeting of our directors be held following the annual meeting of stockholders. In 2010, all but four of our directors attended the annual meeting in person.
Committee Membership
     We have four standing committees: the executive committee, the audit committee, the compensation committee and the nominating and corporate governance committee.
     The current members of our committees are as follows:

Nominating and
Corporate
Name	Audit		Compensation		Governance		Executive
Noam Ben-Ozer	X				X	*
James Cassel			X		X
Cynthia Cohen	X	*			X
David Fischel
Neil Flanzraich**			X		X
Nathan Hetz	X
Chaim Katzman							X	*
Peter Linneman			X	*	X		X
Jeffrey S. Olson							X
Dori Segal							X

*	Chair

**	Lead Director

     Executive Committee. The executive committee is authorized to perform all functions which may be lawfully delegated by the board of directors; provided, however, that the executive committee may only approve the sale, acquisition or development of properties with a purchase price or otherwise requiring an equity investment of no more than $50 million and the acquisition of undeveloped land with a purchase price of not more than $20 million. The executive committee met or took action by consent five times during the year ended December 31, 2010.
     Audit Committee. The members of the audit committee are “independent,” as defined under the NYSE listing standards and the rules and regulations of the Securities and Exchange Commission, or SEC. The board has determined that each of the members qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC. The audit committee’s functions include reviewing and discussing our financial statements, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with our management and independent registered certified public accounting firm, retaining and terminating the engagement of our independent registered certified public accounting firm, determining the independence of such firm and discussing with management and the independent registered certified public accounting firm the quality and adequacy of our disclosure controls and procedures and internal controls. The audit committee is also responsible for overseeing, discussing and evaluating our guidelines, policies and processes with respect to risk assessment and risk management and the steps management has taken to monitor and control risk exposure, and advises the board of directors with respect to such matters, as appropriate. The audit committee met nine times during the year ended December 31, 2010.
     Please refer to the audit committee report, which is set forth on page 16 of this proxy statement, for a further description of our audit committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2010.
     Compensation Committee. The members of the compensation committee are “independent,” as defined under the NYSE listing standards. The compensation committee’s functions consist of administering our 2000 Executive Incentive Compensation Plan, as amended, or 2000 plan, discussed in Proposal 5 below, and our 2004 Employee Stock Purchase Plan, recommending, reviewing and approving our salary, bonus and fringe benefits policies, including compensation of our executive officers, and discussing with management the Compensation Discussion and Analysis and, if appropriate, recommending its inclusion in our annual report on Form 10-K and proxy statement. The compensation committee met eleven times during the year ended December 31, 2010. The compensation committee has the power to create subcommittees with such powers as the compensation committee may from time to time confer to such subcommittees. For a description of the role performed by executive officers and compensation consultants in determining or recommending the amount or form of executive and director compensation, see “Compensation Discussion and Analysis — Management’s and Advisor’s Role in Compensation Decisions.”
     Please refer to the compensation committee report, which is set forth on page 17 of this proxy statement, for a further description of our compensation committee’s responsibilities.
     Nominating and Corporate Governance Committee. The members of the nominating and corporate governance committee are “independent,” as defined under the NYSE listing standards. The committee’s duties include establishing criteria for recommending candidates for election or reelection to the board, considering issues and making recommendations concerning the size, composition, organization and effectiveness of the board, including committee assignments, establishing and overseeing procedures for annual assessment of board and director performance, evaluating issues of corporate governance and making recommendations to the board regarding our governance policies and practices. The nominating and corporate governance committee met six times during the year ended December 31, 2010.

PROPOSAL 1 — ELECTION OF DIRECTORS
     The board of directors proposes that the nominees described below be elected for a one-year term and until their successors are duly elected and qualify. All of the nominees are currently serving as our directors.

Principal Occupation,
Nominee	Business Experience, Other Directorships Held and Age
Noam Ben-Ozer	Mr. Ben-Ozer was elected as a director in 1996. Since 2002, Mr. Ben-Ozer has served as founder and principal of Focal Advisory, a consulting and M&A firm based in Boston, Massachusetts. In 2007, Mr. Ben-Ozer also founded Focal Energy, an energy project management firm. Prior to that, Mr. Ben-Ozer served as co-founder of iPhrase Technologies, Inc., a privately-held software company, from 1999 to 2002. Prior to founding iPhrase Technologies, Inc., Mr. Ben-Ozer was a Manager with Bain & Company. Since November 2009, Mr. Ben-Ozer has served as a director of Atrium European Real Estate Ltd., an affiliate of Gazit-Globe, Ltd., one of our principal, indirect stockholders; he previously served as a director of deltathree, Inc. Mr. Ben-Ozer is a certified public accountant in Israel and received an M.B.A. from the Harvard Business School. Mr. Ben-Ozer is 47 years old. Our board of directors has concluded that Mr. Ben-Ozer’s qualifications to serve on our board include his experience as a long-standing board member of ours, in business consulting and as an entrepreneur and founder of several successful businesses.

James S. Cassel	Mr. Cassel was elected as a director in April 2005. Since 2010, Mr. Cassel has served as Co-founder and Chairman of Cassel Salpeter & Co., LLC, a middle market investment banking firm. From 2006 until December 2009, Mr. Cassel served as Vice Chairman and Head of Investment Banking of Ladenburg Thalmann & Co. Inc., an investment banking company that in 2006 purchased Capitalink, L.C., a South Florida based investment banking company founded by Mr. Cassel in 1998 and where he served as its president from 1998 to 2006. From 1996 to 1998, he served as president of Catalyst Financial, an investment banking company. Mr. Cassel received a B.S. from American University and a Juris Doctorate from the University of Miami. Mr. Cassel is 55 years old. Our board of directors has concluded that Mr. Cassel’s qualifications to serve on our board include his background as an investment banker and as a real estate and corporate attorney and his experience and familiarity with capital market activities in general.

Cynthia R. Cohen	Ms. Cohen was elected as a director in 2006. She founded Strategic Mindshare, a strategic management consulting firm serving retailers and consumer product manufacturers, in 1990 and, since that time, has served as its president. Ms. Cohen is a director of bebe stores, inc., a specialty apparel retailer, and Steiner Leisure Limited, a spa operator, both of which are public companies. Ms. Cohen also serves on the executive advisory board for the Center for Retailing Education and Research at the University of Florida. Ms. Cohen previously served as a director of Hot Topic, Inc. and The Sports Authority. She is a graduate of Boston University. Ms. Cohen is 58 years old. Our board of directors has concluded that Ms. Cohen’s qualifications to serve on our board include her extensive experience in the retail industry, as a retail consultant and as a board member of several public retail companies.

David Fischel	Mr. Fischel was appointed as a director in January 2011 in connection with our joint venture acquisition of Capital & Counties USA, Inc. from Liberty International Holdings Limited (“LIH”). We and several of our stockholders have agreed, pursuant to a stockholders agreement, that until January 4, 2020 (or until such agreement is earlier terminated), as long as LIH or its affiliates beneficially own, in the aggregate, (i) prior to February 3, 2015, 50% of the shares of our common stock held by LIH at the closing of

Principal Occupation,
Nominee	Business Experience, Other Directorships Held and Age
the transaction and (ii) thereafter, three percent or more of the total outstanding shares of our common stock, it may designate one nominee for election to our board of directors. LIH has chosen Mr. Fischel as its nominee pursuant to this agreement. Since 2001, Mr. Fischel has served as the chief executive officer of Capital Shopping Centres Group PLC (“CSC”), a FTSE 100 listed UK REIT and the parent company of LIH. Mr. Fischel joined CSC in 1985 and previously served as its finance director and managing director. He has served as a director of CSC since 1998 and served as a director of Capital & Counties Properties PLC, a UK listed REIT that demergered from CSC in 2010, from February 2010 to February 2011. Mr. Fischel is a chartered accountant in the United Kingdom and is 52 years old. Mr. Fischel’s qualifications to serve on our board include his experience as a real estate executive, having served as an executive of CSC for many years, and his experience as a chartered accountant.

Neil Flanzraich	Mr. Flanzraich was elected as a director in April 2005. Mr. Flanzraich is currently the Executive Chairman of Tigris Pharmaceuticals, Inc. and the Chairman of ParinGenix, Inc., both privately-owned biotech companies. Mr. Flanzraich is also a founder and principal of Leviathan Biopharma Group, LLC, a venture capital firm. From May 1998 to 2006, he served as a director, vice chairman and president of IVAX Corporation, a company specializing in the discovery, development, manufacturing and marketing of branded and generic pharmaceuticals and veterinary products, and as a director of IVAX Diagnostics, Inc. IVAX was acquired by Teva Pharmaceuticals in January 2006. From 1995 to 1998, Mr. Flanzraich was a shareholder and served as chairman of the life sciences legal practice group of Heller Ehrman White & McAuliffe, formerly a San Francisco-based law firm. From 1981 to 1995, he served in various capacities at Syntex Corporation, a pharmaceutical company, most recently as its senior vice president, general counsel and a member of the corporate executive committee. In addition to our board of directors, he is also a director of Continucare Corporation, a healthcare company, BELLUS Health Inc. (formerly known as Neurochem Inc.), a biotechnology company, and Chipotle Mexican Grill, Inc., a chain of Mexican restaurants. All of these are public companies. Mr. Flanzraich served as a director of Rae Systems, Inc. from December 2000 until March 2009 and as a director of Javelin Pharmaceuticals, Inc. from June 2006 until its merger with Hospira, Inc. in July 2010. Additionally, he is a member of the Board of Directors of privately-owned Outcomes Health Information Solutions, LLC, a provider of healthcare data retrieval, analytics and management services, and a member of the Advisory Board of The Wolfsonian-FIU, a museum of art, design and communication. Mr. Flanzraich received an A.B. degree from Harvard College (phi beta kappa, magna cum laude) and a Juris Doctorate from Harvard Law School (magna cum laude). Mr. Flanzraich is 67 years old. Our board of directors has concluded that Mr. Flanzraich’s qualifications to serve on our board include his experience as a senior corporate executive for public companies for over 25 years and his experience as an investor in, and member of the boards of directors of, numerous publicly-traded companies.

Nathan Hetz	Mr. Hetz was elected as a director in November 2000. We and several of our stockholders have agreed, pursuant to a stockholders agreement, that as long as Alony Hetz Properties & Investments, Ltd., an Israeli corporation that specializes in real estate investments in Israel, Switzerland, Great Britain, Canada and the United States, the shares of which are publicly traded on the Tel-Aviv Stock Exchange and one of our principal, indirect stockholders, or its affiliates own at least three percent of our common stock, it may designate one nominee for election to our board of directors. Alony Hetz has chosen Mr. Hetz as its nominee pursuant to this agreement. Since November 1990, Mr. Hetz has served as the chief executive officer, director and principal shareholder of Alony Hetz. Mr. Hetz currently serves as a director of First Capital Realty Inc., an Ontario-based real estate company, the common stock of which is listed on the Toronto Stock Exchange and

Principal Occupation,
Nominee	Business Experience, Other Directorships Held and Age
which may be deemed to be controlled by Gazit-Globe, Ltd., one of our principal, indirect stockholders, and Amot Investments Ltd., a real estate company, the shares of which are publicly traded on the Tel-Aviv Stock Exchange, and PSP Swiss Property, a real estate company, the shares of which are publicly traded on the Swiss Stock Exchange. Mr. Hetz received a B.A. in accounting from Tel-Aviv University in Israel and is a certified public accountant in Israel. Mr. Hetz is 58 years old. Our board of directors has concluded that Mr. Hetz’ qualifications to serve on our board include his experience as an international real estate executive, board member and investor, having investments in, and serving as an executive and board member of, numerous publicly-traded real estate companies.

Chaim Katzman	Mr. Katzman has served as the chairman of our board since he founded Equity One in 1992. He also served as our chief executive officer until December 2006 and president until November 2000. Mr. Katzman has been involved in the purchase, development and management of commercial and residential real estate in the United States since 1980. Mr. Katzman purchased the controlling interest of Gazit Inc., a publicly-traded company listed on the Tel-Aviv Stock Exchange, and one of our principal, indirect stockholders, in May 1991, has served as the chairman of its board and chief executive officer since that time, and remains its largest stockholder. Shulamit Katzman, Mr. Katzman’s wife, is the vice chairman of the board of directors of Gazit Inc. Mr. Katzman has served as a director of Gazit-Globe Ltd., a publicly-traded real estate investment company listed on the Tel-Aviv Stock Exchange and one of our principal, indirect stockholders, since 1994 and as its chairman since 1998. Mr. Katzman also serves as non-executive chairman of the board of First Capital Realty Inc. In 2008, Mr. Katzman was named chairman of the board of Atrium European Real Estate Ltd., a leading real estate company that owns, operates and develops shopping centers in Central and Eastern Europe, the shares of which are listed on the Vienna Stock Exchange, and which is an affiliate of Gazit-Globe, Ltd., one of our principal, indirect stockholders, and in 2010 he was elected to the board of Citycon Oyj, a Finnish real estate company, the shares of which are traded on the Helsinki Stock Exchange, and currently serves as its chairman of the board. Mr. Katzman received an LL.B. from Tel Aviv University Law School in 1973. Mr. Katzman is 61 years old. Our board of directors has concluded that Mr. Katzman’s qualifications to serve on our board include his experience as our chairman and founder, his real estate and financial expertise as well as his experience as an investor, owner and executive of multiple international real estate companies.

Peter Linneman, Ph.D.	Dr. Linneman was elected as a director in November 2000. Since 1979, Dr. Linneman has been the Albert Sussman Professor of Real Estate, Finance and Public Policy at the University of Pennsylvania, Wharton School of Business. Dr. Linneman is currently a principal of Linneman Associates, a real estate advisory firm, and a principal of American Land Funds, a private equity firm. Dr. Linneman is currently serving as a director of Atrium European Real Estate Ltd., an affiliate of Gazit-Globe, Ltd., one of our principal, indirect stockholders, by reason of Gazit-Globe’s more than 10% ownership interest in Atrium. Dr. Linneman previously served as a director of Bedford Property Investors, Inc. and JER Investors Trust, Inc., a finance company that acquires real estate debt securities and loans. Dr. Linneman holds both a masters and a doctorate degree in economics from the University of Chicago. Dr. Linneman is 60 years old. Our board of directors has concluded that Mr. Linneman’s qualifications to serve on our board include his experience over many years in financial and business advisory services and investment activity and his experience as a member of numerous public and private boards, including many real estate companies.

Jeffrey S. Olson	Mr. Olson was elected to our board of directors in November 2006. Mr. Olson has served as chief executive officer of Equity One since 2006 and served as our president from 2006 to March 2008. Prior to joining Equity One, he served as president of the Eastern and Western Regions of Kimco Realty Corporation from 2002 to 2006. Mr. Olson worked on Wall Street from 1996 to 2001 as a REIT analyst with Salomon Brothers, CIBC and UBS.

Principal Occupation,
Nominee	Business Experience, Other Directorships Held and Age
Spanning the five year period from 1991 to 1996, he held a variety of financial and accounting positions at The Mills Corporation. Mr. Olson also practiced public accounting at Reznick, Fedder and Silverman, CPA’s, where he worked from 1986 to 1990. Mr. Olson has a Masters of Science in Real Estate from The Johns Hopkins University, a Bachelor of Science in Accounting from the University of Maryland and was previously a Certified Public Accountant. Mr. Olson is on the board of NAREIT and also serves as a member of The Browning School’s Board of Trustees. Mr. Olson is 43 years old. Our board of directors has concluded that Mr. Olson’s qualifications to serve on our board include his experience as our chief executive officer and general expertise in real estate operations, as well as his knowledge of the REIT industry developed as an analyst covering many U.S. REITs.

Dori Segal	Mr. Segal was elected as a director in November 2000 and our vice chairman in May 2006. Mr. Segal also serves as executive vice chairman of Gazit-Globe, Ltd., one of our principal, indirect stockholders, and previously served as its president. Since August 2000, Mr. Segal has served as chief executive officer, president and as vice chairman of the board of First Capital Realty Inc. Mr. Segal has also served since 2004 as a Director of Citycon Oyj, a Finnish real estate company, the shares of which are traded on the Helsinki Stock Exchange, and since June 2009, as chairman of the board of Gazit America Inc., an Ontario-based real estate company, the shares of which are traded on the Toronto Stock Exchange, and one of our principal, indirect stockholders. Since 1995, Mr. Segal has served as the president of Gazit Israel Ltd., a real estate investment holding company. Mr. Segal is 49 years old. Our board of directors has concluded that Mr. Segal’s qualifications to serve on our board include his experience as a director and executive of a large, publicly traded real estate company and his expertise in operating, owning and managing shopping center assets in North America, in addition to his management activities in numerous international real estate companies.
Vote Required
     The vote of a plurality of all votes cast at the meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
RECOMMENDATION — The board of directors recommends a vote FOR each named nominee.

EXECUTIVE OFFICERS
     As of the date of this proxy statement, our executive officers are as follows:

Name	Age	Position
Jeffrey S. Olson	43	Chief Executive Officer
Thomas A. Caputo	64	President
Mark Langer	44	Executive Vice President, Chief Financial Officer and Treasurer
Arthur L. Gallagher	40	Executive Vice President, President of South Florida, General Counsel and Corporate Secretary
     Mr. Olson also serves as a director. His biographical information can be found in the section entitled “Proposal 1 — Election of Directors” on page 9.
     Thomas A. Caputo has served as our president since March 2008. Prior to joining us, from December 2000 to March 2008, Mr. Caputo was executive vice president and head of the portfolio management and acquisition groups at Kimco Realty Corporation, a publicly-traded real estate investment trust. From January 2000 to December 2000, he was a principal of H&R Retail, a private real estate company specializing in development and redevelopment of real estate and located in Baltimore, Maryland. From April 1983 to December 1999, Mr. Caputo was a principal with RREEF, a pension fund advisor, where he was in charge of nationwide retail acquisitions and dispositions and a member of its investment committee. Prior to joining RREEF, from February 1976 to March 1983, Mr. Caputo was the principal in charge of retail leasing with Collier Pinkard in Baltimore, Maryland. He has a B.A. from Randolph Macon College.
     Mark Langer has served as our executive vice president and chief financial officer since April 2009 and served as our chief administrative officer from January 2008 until January 2011. Prior to joining us, Mr. Langer served as Chief Operating Officer of Johnson Capital Management, Inc., an investment advisory firm, from January 2000 to December 2007. From July 1988 to January 2000, he worked in the assurance practice in the Washington D.C. office of KPMG, LLP, where he was elected partner in 1998. Mr. Langer has a Bachelors of Business Administration from James Madison University.
     Arthur L. Gallagher has served as our executive vice president since February 2008, as senior vice president from December 2006 to February 2008 and as our general counsel and corporate secretary since joining us in March 2003. In August 2010, he also assumed the role of president of our South Florida region. Prior to joining us, Mr. Gallagher was with the law firms of Greenberg Traurig P.A., Miami, Florida, from 1999 to 2003, and Simpson Thacher & Bartlett, New York, New York, from 1997 to 1999. Mr. Gallagher received a B.A. from the University of North Carolina — Chapel Hill and a Juris Doctorate from Duke University School of Law.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
CERTIFIED PUBLIC ACCOUNTING FIRM
     The audit committee has selected and appointed the firm of Ernst & Young LLP to act as our independent registered certified public accounting firm for 2011. Ernst & Young LLP was first engaged to audit our books for the fiscal year ended December 31, 2005 and has served as our independent registered certified public accounting firm since that time. Ratification of the appointment of the registered certified public accounting firm requires a majority of the votes cast. Any shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote.

RECOMMENDATION:	The board of directors recommends that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP.
     Although stockholder ratification of the appointment of our independent registered certified public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered certified public accounting firm at any time if it determines that such a change would be in our best interest and the best interests of our stockholders. If our stockholders do not ratify the audit committee’s selection, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered certified public accounting firm.
     In choosing our independent registered certified public accounting firm, our audit committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established, and any issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the Securities and Exchange Commission rules on “Auditor Independence,” including the nature and extent of non-audit services to ensure that they will not impair the independence of any such firm.
     Representatives of Ernst & Young LLP are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Fees Paid to Independent Registered Certified Public Accounting Firm
     The following table provides information of fees billed by Ernst & Young LLP to us during or in connection with the years ended December 31, 2009 and 2010 for services provided:

	2009	2010
Audit Fees	$854,475	$1,087,157
Audit-Related Fees	—	—
Tax Fees	—	94,110
All Other Fees	—	—
     All audit and non-audit services were pre-approved by the audit committee, either pursuant to the audit committee’s pre-approval policy described below or through a separate pre-approval by the audit committee, which concluded that the provision of such services by the independent auditors was compatible with the maintenance of that firm’s independence from us.

Audit Fees
     Audit fees for 2009 and 2010 were incurred for professional services in connection with the audit of our consolidated financial statements and internal control over financial reporting for the years ended December 31, 2009 and 2010, reviews of our interim consolidated financial statements which are included in each of our quarterly reports on Form 10-Q for the years ended December 31, 2009 and 2010, preparation of “comfort letters” for the issuance of our securities in both years and certain accounting consultations.
Audit-Related Fees
     We did not incur any audit-related fees in 2009 or 2010.
Tax Fees
     In 2010, we engaged our independent registered certified public accounting firm with respect to (i) tax diligence services in connection with our acquisition of C&C (US) No. 1, Inc. (“CapCo”) and formation of a joint venture with its parent company and (ii) certain tax matters arising from the preparation of our tax returns. Our independent registered certified public accounting firm did not provide professional tax services during 2009.
All Other Fees
     In 2009 and 2010, we incurred no other fees.
Pre-Approval Policies and Procedures
     The audit committee’s policy is to review and pre-approve any engagement of our independent registered certified public accounting firm to provide any audit or permissible non-audit service to us. The audit committee adopts an audit and non-audit services pre-approval policy which is reviewed and reassessed by the audit committee annually. This policy includes a list of specific services within certain categories of services, including audit, audit-related, tax and other services, which will be specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the list of pre-approved services must be separately approved by the audit committee.

REPORT OF THE AUDIT COMMITTEE
     The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     In accordance with its written charter adopted by our board of directors, the audit committee’s role is to act on behalf of the board of directors in the oversight of our accounting, auditing and financial reporting practices. The audit committee currently consists of three members, each of whom is “independent” as that term is defined by the New York Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission (the “SEC”).
     Management is responsible for our financial reporting process including our system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles in the United States. Our independent accountants are responsible for auditing those financial statements. It is the audit committee’s responsibility to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The audit committee does not consist of our employees and it may not be, and may not represent itself to be or to serve as, accountants or accountants by profession or experts in the fields of accounting or auditing. Therefore, the audit committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of our independent accountants included in their reports on our financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and with our independent accountants do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent.”
     In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for the fiscal year ended December 31, 2010 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. The audit committee reviewed the financial statements for the fiscal year ended December 31, 2010 with our independent accountants and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board, including their judgments as to the quality, not just the acceptability, of our accounting principles. In addition, the audit committee has received the written disclosures and the letter from our independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with our independent accountants their independence from our management and from us. Upon its review, the audit committee has satisfied itself as to our independent accountants’ independence.
     Based on the review and discussions with management and the independent accountants, and subject to the limitations on its role and responsibilities described above, the audit committee recommended to our board of directors, and the board of directors has approved, that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 11, 2011. The undersigned members of the audit committee have submitted this report to us.
Members of the Audit Committee
Cynthia Cohen, Chair
Noam Ben-Ozer
Nathan Hetz

COMPENSATION COMMITTEE REPORT
     The compensation committee consists of the three directors named below, each of whom is “independent” under the New York Stock Exchange listing standards. The compensation committee has overall responsibility for:
•	determining the compensation of the executive officers, including setting and determining achievement of established performance goals;

•	designing, with the active assistance of management and the committee’s consultants, the company’s executive compensation program;

•	administering the company’s stock-based compensation plans and programs;

•	recommending any new elements of executive compensation or programs for consideration to the full board of directors;

•	overseeing the review of the company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, discussing at least annually the relationship between risk management policies and practices and compensation, and, as appropriate, considering compensation policies and practices that could mitigate any such risk; and

•	discussing the Compensation Discussion and Analysis required by Securities and Exchange Commission regulations with management and, if appropriate, recommending its inclusion in the company’s annual report on Form 10-K and proxy statement.
     The compensation committee reviewed and discussed with management the Compensation Discussion and Analysis that begins on page 19 of this proxy statement. Based on our review and these discussions with management, the compensation committee has recommended its inclusion in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 and proxy statement for the company’s 2011 annual meeting of stockholders.
Members of the Compensation Committee
Peter Linneman, Chairman
James S. Cassel
Neil Flanzraich
Risk Considerations in our Compensation Programs
     Our management, in consultation and discussion with our compensation committee, has reviewed our compensation structures and policies as they pertain to risk and has determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the company. In making such determination, our management assessed compensation policies and practices at various levels and in different parts of the company and reviewed the design and operation of our compensation policies and practices, including incentive compensation arrangements for our named executive officers and for all employees. For example, management took into consideration that for our named executive officers who have the largest potential bonuses, a significant portion of total pay is composed of stock options that vest over three to four years and have a ten-year life and/or shares of restricted stock that vest over similar periods. Furthermore, performance-based compensation to named executive officers is primarily in the form of equity awards with performance measures based on total stockholder return over a multiyear period. We believe that the equity award structures and the corresponding vesting conditions and periods applicable to such awards encourage actions for long-term stockholder value rather than short-term risk taking that could materially and adversely affect the company’s business. Additionally, management considered the fact that employees, other than our named executive officers who participate in the executive compensation program described in this proxy statement, receive only a small percentage of their total compensation in the form of variable, performance-based compensation, other than in the case of leasing agents who receive market-based leasing commissions. Management also considered the active role played by the compensation committee and the overall design of the executive compensation program, which management believes encourages an appropriate level of risk taking, creates long-term stockholder value and avoids unnecessary or excessive levels of enterprise risk.
Compensation Committee Interlocks and Insider Participation
     No member of the compensation committee during 2010 was an officer, employee or former officer of ours or any of our subsidiaries or had any relationship that would be considered a compensation committee interlock and would require disclosure in this proxy statement pursuant to SEC regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this proxy statement pursuant to SEC regulations.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
     The following discussion is intended to supplement the more detailed information concerning executive compensation that appears in the tables and the accompanying narrative that follow. It is also intended to provide both a review of our compensation policies for 2010 and describe our compensation policies with respect to our executive officers. Our goal is to provide a better understanding of our compensation practices and the decisions made concerning the compensation payable to our executive officers, including the chief executive officer, or CEO, and the other executive officers named in the “Summary Compensation Table” below. These officers are referred to herein as the “named executive officers.”
     The compensation committee of our board of directors, referred to in this section as the “committee,” designs and administers our executive compensation program. All principal elements of compensation paid to our executive officers are subject to approval by the committee. The Compensation Committee Report appears on page 17 of this proxy statement.
Objectives
     The principal objectives of our executive compensation program are to:
•	attract and retain the most talented executives in our industry;

•	motivate executives to achieve corporate performance objectives as well as individual goals; and

•	align the interests of our executives with those of our stockholders.
Management’s and Advisor’s Role in Compensation Decisions
     The committee evaluates, in consultation with the full board, the performance of our CEO, Mr. Olson, and determines his compensation based on this evaluation. Mr. Olson makes recommendations to the committee of annual compensation to be paid to all other executive officers. He also makes recommendations for equity awards to other employees throughout the company. The committee can accept, reject or modify Mr. Olson’s recommendations as it sees fit, subject to the terms of any applicable employment agreement.
     Under its charter, the committee has the authority to engage independent compensation consultants or other advisors. The committee has on occasion relied upon outside advisors to ascertain competitive pay levels, evaluate pay program design, and assess evolving compensation trends. In December 2009, the committee engaged FPL Associates L.P., or FPL, to review our executive compensation programs with our named executive officers in connection with the renewal, amendment and restatement of employment agreements with these executives. In addition, in 2010, the committee also engaged FPL to review our compensation arrangement with our chairman of the board. FPL worked closely with the committee throughout 2010 and early 2011 in connection with the execution of amended and restated compensation and employment agreements with these officers. Finally, the committee engaged FPL in 2011 to analyze the director fees and other compensation paid to our directors. In addition, the committee engaged the law firm of Reed Smith LLP in 2010 and 2011 to advise it with respect to employment matters, including the new employment agreements.
Principal Elements of Compensation and Total Direct Compensation
     We have designed our executive compensation program to include three major elements—base salary, annual cash bonus incentives and long-term cash and long-term equity incentives, such as stock options, restricted stock awards and performance-based equity awards. Historically, the principal elements of our executive compensation program are agreed to and determined at the time of our entry into the applicable employment agreement with each executive officer. These agreements mandate levels and types of compensation, including, in the past, certain minimum levels of compensation and, in the current agreements, certain cash and equity bonus targets without any minimum or guaranteed bonus compensation levels. The current employment agreements are described below under the sub heading entitled “Payments upon Termination of Employment and Change of Control.”
     Although all three of these elements are integrated into our compensation program, the elements are intended to achieve different objectives:
•	base salaries are intended to provide an appropriate level of fixed compensation that will assist in employee retention and recruitment;

•	annual cash bonus incentives provide additional motivation for the achievement of specified objectives at the corporate or individual levels; and

•	long-term cash and equity incentives align the interests of our executives more closely with the interests of our stockholders because they are tied to our financial and stock performance and vest or accrue over a number of years, encouraging executives to remain our employees.
     Base Salaries. In order to attract and retain the most talented executives in our industry, we must set the base salaries of executive officers at levels that are competitive with other companies engaged in the retail real estate industry and of comparable size and scope that compete with us for executive talent. We expect that the base salaries should be in the upper half of the range of base salaries for comparable positions and tenure at other large real estate companies. Although base salaries are generally targeted at these levels, the actual salary of an executive may be above or below the targets based on factors unique to that executive, such as experience, competency or the availability of meaningful peer data for the executive. In order to benchmark these levels of base salaries, the committee has in the past engaged compensation consultants, as described above, and subscribes to and reviews published relevant executive compensation surveys. Based upon information provided by our compensation consultant and those surveys, we believe that our executives’ base salaries fall within the targeted range.
     In addition to the advice received from FPL, in 2010, we reviewed copies of the National Association of Real Estate Investment Trust’s, or NAREIT’s, annual compensation survey. This survey was produced by FPL or its affiliates and had 94 participating companies, both public and private. The data were compiled for 101 positions and were broken down by property sector classification, including retail real estate, company size by capitalization and company size by number of employees. The survey results described base salary, total annual cash compensation, long-term incentive values and total compensation by position.
     The committee reviews base salaries of the CEO and the other executive officers annually and makes adjustments, in light of past individual performance as measured by both qualitative and quantitative factors and the potential for making significant contributions in the future. The committee generally considers individual performance factors in addition to our overall performance in a particular year in determining base salary levels. For instance, the committee may consider the completion of one or more strategic projects or transactions, direct contribution to company goals, promotions, etc. in determining base salaries of our executive officers.
     Under our employment agreement with our executives, increases in base salary are left to the discretion of the committee.
     Cash Incentives. Historically, we have paid annual cash bonuses to executive officers based in part on minimum bonuses provided under the executives’ employment agreements and in part based on the achievement of specified performance measures. We typically determined the specific measures and the possible bonus amounts annually. With respect to the prior performance year, the committee determines whether the bonus criteria have been achieved at a meeting in February or March and bonuses are paid by March 15th of each year. As described below, under the newly-executed employment agreements with our executive officers, commencing with respect to the 2011 calendar year, the committee eliminated the concept of minimum or guaranteed cash bonuses and determined to pay cash bonuses solely based on the achievement of corporate and/or individual performance measures. In addition, in connection with the negotiation of the initial employment agreement with Mr. Olson in 2006, we agreed to pay him a one-time, long-term cash bonus. The amount of this long-term bonus ranged from $0 to $6 million and was to be payable if our total stockholder return exceeded both a fixed minimum return and the average return of a group of our peers over a performance period that ended in December 2010. The peers were: Acadia Realty Trust, Cedar Shopping Centers, Inc., Developers Diversified Realty Corporation, Federal Realty Investment Trust, Ramco-Gershenson Properties Trust, Regency Centers Corporation, Saul Centers, Inc. and Weingarten Realty Investors. While our total stockholder return exceeded that of our peer companies over the performance period, it did not exceed the fixed minimum return. Therefore, no cash bonus was paid to Mr. Olson under this plan. The committee did provide a bonus to Mr. Olson in 2010, which is described below under “2010 Compensation Decisions.”
     Equity Incentives. The committee strongly believes that providing executives with an opportunity to increase their ownership of our common stock aligns their interests with the interests of our stockholders. Therefore, we offer equity incentives which generally take the form of awards under the 2000 plan, which is administered by the committee. Although the 2000 plan authorizes a variety of equity incentive awards, the only forms of equity awards the committee has granted have been stock options and restricted stock.
     Under the employment agreements with our executive officers, the committee may grant equity incentive awards on an annual basis as it may reasonably determine as fairly compensating and rewarding the executives for services rendered to us, subject, in the past, to minimum awards specified in the executives’ employment agreements. These minimum awards were eliminated in the current employment agreements.
     Total Annual Compensation. The committee considers total annual compensation, in addition to individual elements of compensation, when assessing the competitiveness of our pay practices. Once again, to gauge this competitiveness, the committee consulted with FPL and reviewed the NAREIT compensation survey. Total annual compensation for a given year consists of salary, annual cash bonus earned and the value of the stock options and restricted stock awards earned, paid or awarded during that year. Bonuses and equity awards with respect to performance in a given year are generally paid or granted in the following year.
     While the total compensation varies for each of the named executive officers, we believe that the amounts reflect the committee’s judgment as to the relative contributions and experience of those executives, as well as comparability of their compensation to similarly placed executives in our industry, as determined based upon consultation with the committee’s compensation consultant and review of the NAREIT annual compensation survey. Moreover, annual grants of equity awards that have multi-year performance periods and/or vesting schedules tend to make year-over-year or executive-to-executive comparisons more difficult. For instance, Mr. Olson’s 2010 compensation includes awards of restricted stock with performance periods and vesting schedules of four years. Additional grants to Mr. Olson of equity awards of similar size are not likely during that period. While Messrs. Caputo, Langer and Gallagher did not receive these multi-year time and performance vesting grants in 2010, they did receive similar awards in 2011 in connection with their new employment agreements, as well as adjustments to their base salaries. These awards and adjustments will be reflected in next year’s summary compensation table. Moreover, Mr. Olson’s 2010 compensation reflects the payment, as required by his former employment agreement, of an installment of his 2006 signing bonus and a minimum cash bonus. Mr. Olson’s new employment agreement does not contain such features. The terms of the employment agreements for our named executive officers are described below in the section of this proxy statement entitled “Payments Upon Termination of Employment and Change of Control — Employment Agreements with Executive Officers.”
Other Elements of Compensation
     Retirement and Health and Welfare Benefits. We have never had a traditional or defined benefit pension plan. We do, however, maintain a 401(k) retirement plan in which all employees can participate on the same terms. Under the 401(k) retirement plan, we match 100% of the participant’s contribution up to 3% of the participant’s annual compensation and 50% of the contribution for the next 3% of the participant’s annual compensation. Our matching contributions are 100% vested when made. Our matching contributions are subject to applicable IRS limits and regulations. The contributions that we made to the 401(k) accounts of the named executive officers are shown in the All Other Compensation column of the Summary Compensation Table on page 25 and are detailed in footnote 4 to that table.
     Employment, Termination and Change of Control Agreements. We have employment agreements with each of our named executive officers. A summary of these employment agreements appears in the section of this proxy statement entitled “Payments Upon Termination of Employment and Change of Control.” These agreements provide for various payments and benefits to be made to the executives if their employment with us is terminated for certain reasons or if there is a change of control. The circumstances in which payments may be made and the potential amounts of those payments are described in more detail below. The payments provided for in these agreements are to ensure the ongoing commitment of these executive officers to the best interests of our stockholders in the event of a change of control or other potential termination events.
     Personal Benefits. We provide certain other benefits to the executives, including the use of an automobile, reimbursement of expenses related to their automobiles, automobile allowances or other driver services.
2010 Compensation Decisions
     In 2010, our executive officers included Messrs. Olson, Caputo, Gallagher and Langer.
     Base Salaries. We have employment agreements with each of our executive officers. Therefore, the base salaries of these executives are based on amounts set forth in those agreements. During the term of these agreements, the committee has the right to increase the base salaries. The committee took no action with respect to the base salaries of the executive officers in 2010. During 2009, as a result of our difficult operating environment, each of our current executive officers voluntarily took a 10% reduction in his 2009 base salary. Commencing January 1, 2010, the base salaries were automatically restored to the pre-reduction levels. Following the execution of the new employment agreements with each of the named executive officers, effective in 2011, the base salaries of each of the named executive officers increased as provided in those agreements.
     Annual Cash Bonuses. Historically, in February or March of each calendar year, the committee would establish objective performance measures for annual cash incentive awards under the 2000 plan. These amounts, together with the contractual minimum bonuses set forth under the prior employment agreements, provided for total cash bonuses payable to the executives. In recent years, performance measures included: Funds from operations, or FFO, per share, same property net operating income, or NOI, growth and total stockholder return. These measures were deemed appropriate because each objective was closely monitored by the REIT industry and the success of these objectives should contribute to the long-term success of our company. FFO in particular is believed to be an appropriate performance measure for REITs because it excludes various items in net income that do not relate to or are not indicative of the continuing operating performance of the ownership, management and development of real estate.
     In 2010, no objective performance measures were established for the payment of cash bonuses; rather, the committee adopted the 2009-2010 outperformance program described below. However, given the achievement by the company of a number of strategic initiatives, including the acquisition of CapCo, the advancement of the development plan for The Gallery at Westbury development project and other initiatives, the committee determined and authorized cash bonuses for the named executive officers as follows:

Executive	Minimum Bonus		Additional Bonus	Total Cash Bonus
Jeffrey S. Olson	$1,014,000	(1)	$150,000	$1,164,000
Thomas A. Caputo	$150,000		$150,000	$300,000
Mark Langer	$150,000		$100,000	$250,000
Arthur L. Gallagher	$100,000		$100,000	$200,000

(1)	Includes $514,000, representing a pro rata portion of a $2,056,000 signing bonus Mr. Olson received upon the commencement of his employment which was paid in four annual installments ending on December 31, 2010.
     Equity Awards. For 2010, the committee awarded each of the executives either restricted stock or options, or both, in the minimum amounts and with the annual vesting required by their employment agreements. In the case of Mr. Olson, he received an option to purchase 200,000 shares of our common stock vesting over two years and an option to purchase 45,000 shares that vests on the third anniversary of the grant date. Mr. Caputo received an option to purchase 100,000 shares of our common stock that vests over four years and an option to purchase 16,500 shares of our common stock that vests on the third anniversary of the grant date. Mr. Langer received an option to purchase 100,000 shares of our common stock that vests over four years and an option to purchase 12,000 shares of our common stock that vests on the third anniversary of the grant date. Mr. Gallagher was awarded 7,500 shares of restricted stock and an option to purchase 27,556 shares of our common stock, each vesting over three years. Mr. Gallagher was also awarded an option to purchase 16,500 shares of our common stock that vests on the third anniversary of the grant date.
     In addition, in connection with the execution of an amended and restated employment agreement with Mr. Olson in August 2010, the committee authorized the issuance to him of 116,482 shares of restricted stock, 10,121 of which vested on January 1, 2011, 53,181 of which vest on December 31, 2012 and 53,180 of which vest on December 31, 2014, in each case as long as Mr. Olson is then employed by us and subject to accelerated vesting as provided in his employment agreement. In addition, under the employment agreement, Mr. Olson was granted 582,412 shares of restricted stock that vest or lapse, in whole or in part, on December 31, 2014 depending on our total stockholder return above relative and absolute thresholds. The terms of this long-term incentive award are described below in the section of this proxy statement entitled “Payments Upon Termination of Employment and Change of Control — Employment Agreements with Executive Officers.”

     In October 2009, the committee adopted an equity incentive award program, which we referred to as the outperformance program, under the 2000 plan which was designed to provide our executive officers with equity awards if we outperformed our peer group over the two-year period beginning January 1, 2009 and ending December 31, 2010. The program measured performance with respect to total stockholder return over the performance period subject to a minimum return of 10% over such period. The incentive program included a bonus pool of approximately $2.0 million. Each of the executives was eligible for a maximum payout under the program as follows:

Executive	Bonus Pool
Jeffrey S. Olson	$530,506
Thomas A. Caputo	$438,000
Mark Langer	$610,000
Arthur L. Gallagher	$482,500
     Under the incentive program, assuming the minimum total stockholder return was met, the amount of the bonus pool actually earned was determined in accordance with the following:

Basis Points (bp) Above Peer Average Total Return	% of Bonus Pool Earned:
Less than 50 bp	0
50 — 99 bp	25%
100 — 199 bp	50%
200 — 299 bp	75%
300 bp or greater	100%
The peer group used for purposes of determining the peer return were: Acadia Realty Trust, Cedar Shopping Centers, Inc., Federal Realty Investment Trust, Regency Centers Corporation, Saul Centers, Inc. and Weingarten Realty Investors.
     While the minimum return was achieved, the company’s total stockholder return did not outperform the peer group by 50 basis points and, therefore, no awards were made to any executive officer under the outperformance program.
2011 Compensation Decisions
     In connection with the execution of an amended and restated employment agreement with Mr. Caputo in January 2011, the committee authorized the issuance to him of 69,333 shares of restricted stock, half of which vests on December 31, 2012 and the remaining half of which vests on December 31, 2014, in each case as long as Mr. Caputo is then employed by us, and subject to accelerated vesting as provided in his employment agreement. In addition, under their applicable amended and restated employment agreements executed in January 2011, Messrs. Caputo, Langer and Gallagher were granted 373,333, 266,667 and 160,000 shares of restricted stock that vest or lapse, in whole or in part, on December 31, 2014 depending on the company’s total stockholder return above relative and absolute thresholds. The terms of these long-term incentive awards are described below in the section of this proxy statement entitled “Payments Upon Termination of Employment and Change of Control — Employment Agreements with Executive Officers.”
Tax Issues
     Section 162(m). Section 162(m) of the Code disallows a federal income tax deduction to publicly-held companies for compensation paid to certain executives to the extent their compensation exceeds $1.0 million in any fiscal year. The limitation applies only to compensation that is not considered “performance-based.” Base salaries, minimum bonuses and awards of restricted stock that vest merely upon the passage of time do not qualify as performance-based compensation. Stock options granted by the committee under the 2000 plan are made with exercise prices equal to the fair market value of a share of our common stock on the grant date and, therefore, should qualify as performance-based compensation for this purpose.

     As long as we qualify as a REIT, we do not pay taxes at the corporate level. To the extent that any part of our compensation expense does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax as ordinary income rather than return of capital.
     Section 409A. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. As amended, Section 409A of the Code affects the payments of certain types of deferred compensation to key employees. We believe we are operating in compliance with the statutory provisions which were effective January 1, 2005.
Other Compensation Policies
     Stock Option and Equity Award Grant Practices. The committee usually makes annual equity awards at its quarterly meeting in February or March each year. In 2010, the awards were made at the committee’s regularly scheduled meeting on March 1, 2010. The grant date of those awards is the date of the meeting, which date is determined without regard to current or anticipated stock price levels or the release of material non-public information and is set during the prior calendar year.
     The committee may also make, and in the past has made, special grants during the course of the year, primarily for new hires, promotions to retain valued employees, to award exceptional performance or otherwise. The committee made such a special grant of options on March 17, 2010 to Messrs. Caputo, Langer and Gallagher. Generally, these special grants are subject to performance or time vesting, and are issued on the date of grant approval or upon a date certain following the grant approval date, such as the date on which a new hire commences his or her employment with the company.
     The exercise price for any equity award is equal to the fair market value of the company’s common stock on the date of grant. Under the 2000 plan, the fair market value is equal to the closing sales price for a share of our common stock as reported on the NYSE on the effective date of the grant as approved by the committee or the board of directors, unless otherwise approved by the committee. Under the employment agreement with Mr. Olson, the committee determined the fair market value of our common stock, and therefore the exercise price, by computing the average closing price of our common stock for the ten trading days immediately prior to the grant date.
     Stock Ownership Guidelines. The committee has not currently adopted any stock ownership guidelines for our executives or directors. The committee does, however, periodically review the levels of equity ownership by its executives and the periodic sales activity by those executives.
     Recovery of Performance-based Awards. We do not have a policy regarding the recovery of performance-based awards in the event of a financial statement restatement beyond the requirements of Section 302 of the Sarbanes-Oxley Act of 2002. That statute requires the chief executive and chief financial officers of a publicly-held company to repay certain amounts if the company restates its financial statements as a result of financial reporting misconduct. The amounts to be repaid consist of (1) any bonus or other incentive-based or equity-based compensation received from the company during a twelve month period following the filing of the financial document in question; and (2) any profits realized from the sale of securities of the company during that period.

SUMMARY COMPENSATION TABLE
     The table below summarizes the total compensation paid or awarded to each of our named executive officers for 2010, 2009 and 2008. For a more thorough discussion of our executive compensation program, see Compensation Discussion and Analysis which begins on page 19 of this proxy statement.

						All Other
		Salary	Bonus	Stock Awards	Option Awards	Compensation	Total
Name and Principal Position	Year	($)	($) (1)	($) (2)	($)(3)	($)(4)	($)
Jeffrey S. Olson	2010	672,750	1,164,000	6,459,281	803,562	53,941	9,153,534
Chief Executive Officer	2009	605,475	1,014,000	45,189	587,644	27,796	2,280,104
	2008	672,750	1,014,000	—	302,786	10,350	1,999,886

Thomas A. Caputo	2010	600,000	300,000	—	410,696	83,909	1,394,605
President	2009	540,000	150,000	37,309	107,891	70,919	906,119
	2008	477,308	150,000	1,006,794	572,500	21,910	2,228,512

Mark Langer	2010	400,000	250,000	—	394,718	43,801	1,088,519
Executive Vice President and	2009	324,822	150,000	876,885	218,341	32,628	1,602,676
Chief Financial Officer

Arthur L. Gallagher	2010	300,000	200,000	140,063	158,584	32,011	830,658
Executive Vice President, President of South Florida,	2009	270,000	100,000	128,024	146,970	25,595	670,589
General Counsel and Corporate Secretary	2008	300,000	100,000	216,500	94,000	18,901	729,401

(1)	Represents amounts paid as bonuses for performance in respect of the applicable year. These amounts were either minimum bonuses required under the executive’s employment agreement or a discretionary bonus that was not performance based. Mr. Olson’s bonuses include a pro rata portion of a signing bonus of $2,056,000, which is paid in four annual installments of $514,000.

(2)	Represents the aggregate grant date fair values for the stock awards granted under the 2000 plan during the applicable calendar year, which are computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification, or ASC, 718, Compensation — Stock Compensation, calculated using either the average of the high and low trading price of our common stock on the grant date or based on the probable outcome of meeting the performance conditions of the awards, as applicable. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 15, “Share-Based Compensation and Other Benefit Plans,” to the Consolidated Financial Statements included in our 2010 Annual Report to Stockholders.

Included in these amounts for 2010 is an award to Mr. Olson under a long-term incentive plan authorized under his employment agreement with a grant date fair value of $4,512,284. The maximum number of shares of restricted stock issuable (assuming the highest level of performance under the plan) is 582,412. The terms of this long-term incentive award are described below in the section of this proxy statement entitled “Payments Upon Termination of Employment and Change of Control — Employment Agreements with Executive Officers.”

Included in these amounts for 2009 are awards under the outperformance program under the 2000 plan, which are denominated in dollars, but are payable in either restricted stock or stock options, at the executive’s election. The grant date fair value of these awards is presented in accordance with ASC 718, Compensation — Stock Compensation based on the probable outcome of meeting the performance conditions of the awards and assuming that each executive elects to receive 50% of his award in restricted stock and 50% of his award in stock options. Included in the above amounts for Messrs. Olson, Caputo, Langer and Gallagher are $45,189, $37,309, $51,960 and $41,099, respectively, in stock awards based on the grant date fair value of the awards under the outperformance program. For Messrs. Olson, Caputo, Langer and Gallagher, the value of these awards assuming that the highest level of performance condition is achieved is $265,253, $219,000, $305,000 and $241,250, respectively. The performance conditions governing the awards under the outperformance program were not achieved and the awards did not vest. See “Compensation Discussion and Analysis — 2010 Compensation Decisions — Equity Awards.”

Does not include stock awards made in 2011 for performance in 2010. These awards include:

Number of Stock Awards
Arthur L. Gallagher	7,500

(3)	Represents the aggregate grant date fair values for the stock option awards under the 2000 plan during the applicable calendar year, which are computed in accordance with ASC 718, Compensation — Stock Compensation. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 15, “Share-Based Compensation and Other Benefit Plans,” to the Consolidated Financial Statements included in our 2010 Annual Report to Stockholders.

Included in these amounts for 2009 are awards under the outperformance program under the 2000 plan, which are denominated in dollars, but are payable in either restricted stock or stock options, at the executive’s election. The grant date fair value of these awards is presented in accordance with ASC 718, Compensation — Stock Compensation based on the probable outcome of meeting the performance conditions of the awards and assuming that each executive elects to receive 50% of his award in restricted stock and 50% of his award in stock options. Included in the above amounts for Messrs. Olson, Caputo, Langer and Gallagher are $51,644, $42,639, $59,383 and $46,970, respectively, in stock option awards based on the grant date fair value of the awards under the outperformance program. For Messrs. Olson, Caputo, Langer and Gallagher, the value of these awards assuming that the highest level of performance condition is achieved is $265,253, $219,000, $305,000 and $241,250, respectively. The performance conditions governing the awards under the outperformance program were not achieved and the awards did not vest. See “Compensation Discussion and Analysis — 2010 Compensation Decisions — Equity Awards.”

Does not include option awards made in 2011 for performance in 2010. These awards include:

Number of Options
Arthur L. Gallagher	27,556
Thomas A. Caputo	100,000
Mark Langer	100,000
(4)	The amounts shown in this column for the last fiscal year include the following:

	Company
	Contributions to
	Retirement and
Name	401(k) Plans	Automobile Costs*	Insurance	Total
Jeffrey S. Olson	$16,500	$11,823	$25,618	$53,941
Thomas A. Caputo	$19,906	$44,050	$19,953	$83,909
Mark Langer	$14,156	$12,000	$17,645	$43,801
Arthur L. Gallagher	$12,738	$7,500	$11,773	$32,011

*	All amounts represent car allowances or other automobile expenses paid by us including leasing or ownership costs, insurance premiums, and/or repairs incurred in connection with the executive’s automobile or, alternatively, represent driver services.
GRANTS OF PLAN-BASED AWARDS

					All Other Stock	All Other Option
		Estimated Future Payouts Under			Awards: Number of	Awards: Number of	Exercise or Base	Grant Date Fair
		Equity Incentive Plan Awards (1)			Shares of Stock or	Securities	Price of Option	Value of Stock and
		Threshold	Target	Maximum	Units	Underlying Options	Awards	Option Awards
Name	Grant Date	(#)	(#)	(#)	(#) (2)	(#) (3)	($) (4)	($) (5)
Jeffrey S. Olson	3/1/2010					45,000	$18.88	$155,562
	12/31/2010					200,000	$17.72	$648,000
	8/9/2010				116,482			$1,946,997
	8/9/2010	291,206	582,412	582,412				$4,512,284

Thomas A. Caputo	3/1/2010					100,000	$18.88	$352,112
	3/17/2010					16,500	$19.13	$58,584

Mark Langer	3/1/2010					100,000	$18.88	$352,112
	3/17/2010					12,000	$19.13	$42,606

Arthur L. Gallagher	3/1/2010					28,615	$18.88	$100,000
	3/17/2010					16,500	$19.13	$58,584
	3/1/2010				7,500			$140,063

(1)	Represents restricted stock issued under a long-term incentive plan authorized under Mr. Olson’s employment agreement which stock vests, in whole or in part, upon the achievement of certain performance criteria. The award is described above in the section entitled “Compensation Discussion and Analysis — 2010 Compensation Decisions”. The above amounts represent the payout that would be paid in stock in an amount equal to the number of shares determined under the terms of the long-term incentive plan at the time of payout.

(2)	Represents awards of restricted stock that vest over periods ranging from three to four years. Dividends are payable on these awards in the same amounts and in the same manner as dividends on our other outstanding shares of common stock.

(3)	The option awards vest pro rata over periods ranging from two to four years.

(4)	The exercise prices for options granted to each of Messrs. Olson, Caputo, Langer, and Gallagher were computed using the closing price of our common stock on the date of grant, with the exception of the December 31, 2010 grant to Mr. Olson, which was computed using the average closing price of our common stock over the ten trading day period prior to the date of grant.

(5)	Represents the ASC 718, Compensation-Stock Compensation grant date fair value of the equity award. For restricted stock awards, the value is calculated using the average of the high and low trading price of our common stock on the grant date. For options, the value is determined using the assumptions described in Note 15, “Share-Based Compensation and Other Benefit Plans,” to the Consolidated Financial Statements in our 2010 Annual Report to stockholders. For Mr. Olson’s award under the long-term incentive plan authorized under his employment agreement, the value is presented based on the probable outcome of meeting the market condition of the award. For a discussion of the market conditions governing the award pursuant to the long-term incentive plan authorized under Mr. Olson’s employment agreement, see “Compensation Discussion and Analysis — 2010 Compensation Decisions — Equity Awards.”
2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
	Number of Securities	Number of Securities					Market Value of
	Underlying	Underlying				Number of Shares or Units	Shares or Units of
	Unexercised Options	Unexercised Options		Option Exercise		of Stock That Have Not	Stock That Have Not
	(#)	(#) (1)		Price	Option Expiration	Vested	Vested
Name	Exercisable	Unexercisable		($)	Date	(#) (2) (4)	(#) (3)
Jeffrey S. Olson	800,000	—		$24.70	9/4/2016	709,015	$12,889,893
	64,660	—		$26.41	12/31/2016
	200,000	—		$23.04	12/31/2017
	200,000	—		$17.79	12/31/2018
	100,000	100,000	(a)	$16.34	12/31/2019
	—	45,000	(b)	$18.88	2/28/2020
	—	200,000	(c)	$17.72	12/31/2020

Thomas A. Caputo	125,000	125,000	(d)	$21.75	3/13/2018	23,235	$422,412
	25,000	75,000	(e)	$11.59	2/22/2019
	—	100,000	(f)	$18.88	2/28/2020
	—	16,500	(g)	$19.13	3/16/2020

Mark Langer	30,000	—		$23.03	1/1/2018	55,000	$999,900
	10,000	20,000	(h)	$11.59	2/22/2019
	—	50,000	(i)	$14.76	4/23/2019
	—	50,000	(j)	$14.76	4/23/2019
	—	100,000	(f)	$18.88	2/28/2020
	—	12,000	(g)	$19.13	3/16/2020

Arthur L. Gallagher	10,000	—		$17.17	12/31/2013	15,833	$287,844
	10,000	—		$23.52	12/31/2014
	30,000	—		$26.66	1/1/2017
	26,667	13,333	(k)	$21.64	2/27/2018
	50,105	100,211	(h)	$11.59	2/22/2019
	—	28,615	(l)	$18.88	2/28/2020
	—	16,500	(g)	$19.13	3/16/2020

(1)	The options vest as follows: (a) On December 31, 2011, (b) on March 1, 2013, (c) pro rata over two years commencing on December 31, 2011, (d) pro rata over two years commencing on March 14, 2011, (e) pro rata over three years commencing on February 23, 2011, (f) pro rata over four years commencing on March 1, 2011, (g) on March 17, 2013, (h) pro rata over two years commencing on February 23, 2011, (i) on April 24, 2011, (j) on April 24, 2013, (k) on February 28, 2011, (l) pro rata over three years commencing on March 1, 2011.

(2)	Consists of the following restricted stock awards that have been awarded but not fully vested:

	Year of Award	Number of Shares	Note
Jeffrey S. Olson	2006	5,061	(a)
	2006	5,060	(b)
	2010	10,121	(c)
	2010	53,181	(a)
	2010	53,180	(b)
	2010	582,412	(d)

Thomas A. Caputo	2008	23,235	(e)

Mark Langer	2009	5,000	(f)
	2009	50,000	(g)

Arthur L. Gallagher	2008	3,333	(h)
	2009	5,000	(i)
	2010	7,500	(j)
Notes:
The shares of restricted stock vest as follows: (a) On December 31, 2012, (b) on December 31, 2014, (c) on January 1, 2011, (d) on December 31, 2014 upon achievement of certain performance criteria set forth in the long-term incentive plan authorized under Mr. Olson’s employment agreement as described in the section entitled “Compensation Discussion and Analysis — 2010 Compensation Decisions”, (e) pro rata over two years commencing March 14, 2011, (f) pro rata over two years commencing February 22, 2011, (g) half on April 24, 2011 and half on April 24, 2013, (h) on February 28, 2011, (i) pro rata over two years commencing on February 22, 2011, (j) pro rata over three years commencing on February 28, 2011.
(3)	The amounts in this column have been computed based on the $18.18 closing price per share of our common stock on December 31, 2010, the last business day of the year.
(4)	Includes, for Mr. Olson, an award of 582,412 shares of restricted stock under the long-term incentive plan authorized under his employment agreement.

2010 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
	Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)(1)
Jeffrey S. Olson	—	—	14,170	$236,852
Thomas A. Caputo	—	—	11,618	$216,618
Mark Langer	—	—	5,000	$91,675
Arthur L. Gallagher	—	—	5,833	$107,577

(1)	The value realized on vesting has been computed based on the average of the high and low price of the stock on the vesting date.
DIRECTOR COMPENSATION
     Through 2010, non-employee directors were eligible to receive 2,000 shares of common stock upon their initial election to the board of directors and 2,000 shares of common stock annually on January 1 of each year of their service, which shares were to vest, in each case, half on December 31 of the year of the grant and the other half on December 31 of the following year. Beginning in 2011, non-employee directors are eligible to receive 3,300 shares of common stock upon their initial election to the board of directors and 3,300 shares of common stock annually on January 1 of each year of their service (in both cases, 2,000 of which are granted pursuant to an automatic grant under the 2000 plan and 1,300 of which are granted by resolution of the compensation committee), which shares shall vest, in both cases, half on December 31 of the year of the grant and the other half on December 31 of the following year. In addition, under the 2000 plan, our lead director receives an additional 1,000 shares of common stock annually on January 1, which shares vest in the same manner as the other shares granted to directors, provided that, beginning in 2011, if the fair market value of such shares on the date of grant is less than $20,000, then the lead director will receive a supplemental grant so that the fair market value of the shares received equals $20,000. In addition, through 2010, non-employee directors received an annual cash fee in the amount of $12,000; chairs of committees received an annual cash fee of $7,500 (other than the audit committee chair, who received a cash fee of $15,000); and committee members received an annual cash fee of $6,000 (other than members of the audit committee, who received an annual cash fee of $10,000). Beginning in 2011, non-employee directors will receive an annual cash fee in the amount of $40,000, payable each May; chairs of the audit, compensation and nominating and corporate governance committees will receive an annual grant of shares of our common stock with a fair market value on the date of grant of $20,000, $20,000 and $10,000, respectively, following the annual meeting at which they are elected; and committee members will receive an annual cash fee of $7,500, payable each May (other than members of the audit committee, who will receive an annual cash fee of $10,000). In addition, each non-employee director will receive a fee of $1,500 for each meeting attended in person or telephonically, plus reimbursement for reasonable expenses incurred in attending the meeting. Mr. Olson, who is also our chief executive officer, is not paid any director’s fees. In addition, Mr. Katzman, our chairman of the board, is paid pursuant to the terms of a chairman compensation agreement, which is described separately below under the section entitled “Payments upon Termination of Employment and Change of Control — Employment Agreements with Executive Officers,” and is not paid any of the director fees described above.

     The following table summarizes the compensation of our non-employee directors in 2010:

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards	Total
Name	($)	($)(1)	($)(2)	($)
Noam Ben-Ozer	$70,000	$32,365	—	$102,365
James Cassel	$72,000	$32,365	—	$104,365
Cynthia Cohen	$72,000	$32,365	—	$104,365
Neil Flanzraich	$69,000	$48,548	—	$117,548
Nathan Hetz	$50,500	$32,365	—	$82,865
Chaim Katzman	—	$6,351,700	—	$6,351,700
Peter Linneman	$84,000	$32,365	—	$116,365
Dori Segal	$40,500	$32,365	—	$72,865

(1)	Represents the aggregate grant date fair values for stock awards granted during the year, which are computed in accordance with ASC 718, Compensation — Stock Compensation, calculated using the average of the high and low trading price of our common stock on the grant date. In the case of Mr. Katzman, the table includes shares of restricted stock awarded in connection with a new compensation agreement executed in August 2010. The terms of this agreement are described later in this proxy statement under the heading “Payments Upon Termination of Employment and Change of Control — Our Chairman’s Compensation Agreement.”

(2)	Represents the aggregate grant date fair values for stock option awards granted during the year, which are computed in accordance with ASC 718, Compensation — Stock Compensation. There were no stock option awards during 2010.
     The following table sets forth the aggregate number of shares of restricted stock and stock options held by each non-employee director as of December 31, 2010:

	Number of Shares of	Number of Unvested	Number of Vested
Name	Restricted Stock	Options	Options
Mr. Ben-Ozer	1,000	—	—
Mr. Cassel	1,000	—	—
Ms. Cohen	1,000	—	—
Mr. Flanzraich	1,500	—	—
Mr. Hetz	1,000	—	—
Mr. Katzman	411,250	—	437,317
Dr. Linneman	1,000	—	—
Mr. Segal	1,000	—	—

     The aggregate ASC 718, Compensation — Stock Compensation grant date fair value of each of the restricted stock awards granted in 2010 was as follows:

	Number of Shares of
	Restricted
Name	Stock Granted	Grant Date Fair Value
Mr. Ben-Ozer	2,000	$32,365
Mr. Cassel	2,000	$32,365
Ms. Cohen	2,000	$32,365
Mr. Flanzraich	3,000	$48,548
Mr. Hetz	2,000	$32,365
Mr. Katzman	380,000	$6,351,700
Dr. Linneman	2,000	$32,365
Mr. Segal	2,000	$32,365

PAYMENTS UPON TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
     Agreements with our chairman and each of our executive officers require or required us to make certain payments and provide certain benefits to them in the event of a termination of their agreement or employment, as applicable, following a change of control of our company. This section provides a discussion of those payments and benefits, along with certain other terms of those agreements that are in effect as of the date of this proxy statement.
     Our Chairman’s Compensation Agreement. Chaim Katzman has served as our chairman of the board since we were founded in 1992. Until December 2006, he also served as our CEO and was therefore an employee-director. Effective January 1, 2007, following his resignation as CEO and the termination of his employment, we entered into a chairman’s compensation agreement with him. We entered into a new chairman’s compensation agreement with Mr. Katzman effective January 1, 2011. The term of this new agreement ends December 31, 2014 and will automatically renew for successive one-year periods unless either party gives the other written notice of termination at least 90 days before its expiration.
     In connection with his new agreement, Mr. Katzman received 380,000 shares of restricted stock, of which (i) 31,250 shares vested on January 1, 2011; (ii) 7,266 shares will vest on the first day of each calendar month beginning February 2011 and ending December 2014; and (iii) 7,248 shares will vest on December 31, 2014, subject in each case to the continued retention of Mr. Katzman under the chairman’s compensation agreement. We also granted to Mr. Katzman the right to register any or all securities (including stock options) of Equity One held by him at any time during the term when we propose to register any of our securities under the Securities Act of 1933, as amended.
     If the chairman’s compensation agreement is terminated due to death or “disability” (as defined in the agreement) of Mr. Katzman, all unvested stock options and unvested shares of restricted stock granted to Mr. Katzman prior to the date of termination that would have vested during the 90-day period following his death or disability will fully vest as of the date of termination. If the agreement is terminated (a) by us “without cause,” or (b) by Mr. Katzman for “good reason” (as such terms are defined in the agreement), all unvested stock options and unvested shares of restricted stock granted to Mr. Katzman prior to the date of termination that would have vested at any time in the 365 days following the date of termination will fully vest as of the date of termination. If the agreement is terminated (a) by us “with cause,” or (b) by Mr. Katzman other than for “good reason” (as such terms are defined in the agreement), all unvested stock options and unvested shares of restricted stock granted to Mr. Katzman prior to the date of termination that would have vested in the calendar month when the date of termination occurs will fully vest as of the date of termination.
     Under the chairman’s compensation agreement, we have the right to elect, within 20 days following the date of termination of the chairman’s compensation agreement, to redeem any shares of restricted stock that will vest specifically as a result of the termination of the chairman’s compensation agreement for an amount equal to the average closing price of our common stock on the principal stock exchange on which such common stock is then listed and traded during the ten trading days prior to the date of termination.
     Employment Agreements with Executive Officers. We have executed employment agreements with Messrs. Olson, Caputo, Langer and Gallagher. A description of those agreements is as follows:

Term:	All of the agreements will expire on December 31, 2014. Each of these employment agreements is automatically renewable annually unless either party gives written notice of an intent not to renew.

Base Salary:	• Mr. Olson. $975,000

• Mr. Caputo. $650,000

• Mr. Langer. $462,000

• Mr. Gallagher. $362,000

The base salaries for all executives can be increased annually at the discretion of the committee.

Bonus:	Each executive is entitled to an annual bonus based upon the achievement of certain performance levels established by the committee. It is anticipated that the performance levels will be set for each calendar year so that each executive can reasonably be expected to earn a bonus for such calendar year in an amount equal to the following percentage of his base salary:

• Mr. Olson. 50% of base salary

• Mr. Caputo. 50% of base salary

• Mr. Langer. 100% of base salary

• Mr. Gallagher. 100% of base salary

Bonuses for Messrs. Olson and Caputo are payable in cash, as they received up-front awards of restricted stock; bonuses for Messrs. Langer and Gallagher are payable one-half in cash and one-half in shares of our restricted stock, which shares will vest in equal portions on the first, second and third year anniversaries of the grant date, subject to the executive then being employed by us, provided that the number of shares of restricted stock that would otherwise be granted to Mr. Langer for any bonus with respect to the 2011 or 2012 calendar years will be reduced (but not below zero) by 12,500 shares. No bonus will be payable for Mr. Langer or Mr. Gallagher in respect of a calendar year in which such executive allows his employment agreement to expire. If we allow either Mr. Langer’s or Mr. Gallagher’s employment agreement to expire, all unvested shares of restricted stock granted to the executive in respect of the foregoing annual bonuses will continue to vest as if the executive had been employed through the last date such shares would have otherwise vested.

Incentive Compensation:	Upon the execution date of his employment agreement, each executive received the following shares of restricted stock:

• Mr. Olson. 582,412 shares of restricted stock

• Mr. Caputo. 373,333 shares of restricted stock

• Mr. Langer. 266,667 shares of restricted stock

• Mr. Gallagher. 160,000 shares of restricted stock

All of the shares of restricted stock will vest on December 31, 2014 if both (a) such executive is then employed by us under his employment agreement and (b) the annual internal rate of return, on a compounded basis, of an investment in our common stock for the period commencing on February 1, 2011 (January 1, 2011 in the case of Mr. Olson) and ending December 31, 2014 (i) exceeds the annual internal rate of return, on a compounded basis, of an investment in a group of peer companies by at least 300 basis points and (ii) equals or exceeds 9%. If the preceding benchmark has not been achieved, one-half of the shares of restricted stock will vest on December 31, 2014 if both (a) such executive is then employed by us under his employment agreement and (b) the annual internal rate of return, on a compounded basis, of an investment in our common stock for the period commencing on February 1, 2011 (January 1, 2011 in the case of Mr. Olson) and ending December 31, 2014 (i) exceeds the annual internal rate of return, on a compounded basis, of an investment in a group of peer companies by at least 150 basis points and (ii) equals or exceeds 6%.

Also, upon the execution date of his employment agreement, Messrs. Olson and Caputo received the following shares of restricted stock:

•   Mr. Olson. 116,482 shares, of which (i) 10,121 shares vested on January 1, 2011; (ii) 53,181 shares will vest on December 31, 2012; and (iii) 53,180 shares will vest on December 31, 2014, in each case if either Mr. Olson is then employed by us under his employment agreement or such shares otherwise vest pursuant to the terms thereof

•   Mr. Caputo. 69,333 shares, vesting in two equal increments on December 31, 2012 and December 31, 2014, in each case if either Mr. Caputo is then employed by us under his employment agreement or such shares otherwise vest pursuant to the terms thereof

Termination and Benefits:	If an executive’s employment is terminated as a result of death or “disability” (as defined in the employment agreement), then we owe the executive a lump sum payment equal to (a) base salary and accrued vacation pay through the date of termination and (b) after the 60th day following the date of termination, base salary paid retroactively from the date of termination through the earlier to occur of the 120th day following the date of termination or the end of the term of the agreement.

If an executive’s employment is terminated (a) by us “without cause” (as defined in the employment agreement) or (b) by the executive for “good reason” (as defined in the employment agreement), the executive will receive, in addition to accrued base salary and vacation pay, a lump-sum payment after the 60th day following the date of termination equal to the lesser of:

• (i) his then-current base salary for the balance of the term of the agreement; or

• (ii) an amount equal to his average annual bonus, if any, for the three most recently completed calendar years plus two times his then current base salary;

•   provided, however, that, if a “change in control” (as defined in the employment agreement) shall have occurred within 12 months prior to the date of termination, the amount provided for in clause (ii) will be increased to an amount equal to such executive’s average annual bonus, if any, for the three most recently completed calendar years plus two and nine-tenths times such executive’s then-current base salary).

If an executive’s employment is terminated (a) by us for “cause” (as defined in the employment agreement) or (b) by the executive other than for “good reason” (as defined in the employment agreement), the executive will receive his unpaid base salary and, to the extent required by law or our vacation policy, his accrued vacation pay through the date of termination.

For Messrs. Caputo, Langer or Gallagher, in the event of termination upon death or disability, (a) all stock options and shares of restricted stock received by the executive under his prior employment agreement in respect of the 2010 calendar year, (b) all unvested stock options granted to the executive on or after the effective date of his employment agreement and prior to the date of termination that would have vested during the 90-day period following the date of termination and in any event on or prior to the end of the term of the employment agreement, (c) a certain portion of the unvested incentive compensation grants of restricted stock (if either of the benchmarks is achieved through the date of termination), (d) with respect to Mr. Caputo, a certain portion of his unvested non-benchmarked grants of restricted stock and (e) with respect to Mr. Gallagher and Mr. Langer, all unvested shares of restricted stock granted to such executive as part of his annual bonus prior to the date of termination that would have vested during the 90-day period following the date of termination and in any event on or prior to the end of the term of the employment agreement, will fully vest on the 60th day following the date of termination, subject to the execution and delivery by the executive of a customary release agreement. For Mr. Olson, in the event of termination upon death or disability, all unvested stock options that would have vested during the 90-day period following the date of termination and in any event on or prior to December 31, 2014 will fully vest on the 60th day following the date of termination and certain portions of his incentive compensation grants of restricted stock will vest on the 60th day following the date of termination, in each case subject to the execution and delivery by Mr. Olson of a customary release agreement. In addition, subject to certain conditions, medical, dental and life insurance benefits for such terminated executive (in the case of termination for disability), his spouse and dependents must be continued by us for the 90-day period following the date of termination, or, if earlier, the end of the term of the employment agreement.

In addition, in the event of termination of the executive without cause or for good reason, (a) all unvested stock options granted to the executive that would have vested on or prior to the end of the term of the employment agreement, (b) all shares of restricted stock received by the executive (in the case of Messrs. Caputo, Langer or Gallagher) under his prior employment agreement in respect of the 2010 calendar year, (c) a certain portion of the unvested incentive compensation grants of restricted stock (if either of the benchmarks is achieved through the date of termination), (d) with respect to Mr. Olson and Mr. Caputo, all and a certain portion, respectively, of his unvested non-benchmarked grants of restricted stock, and (e) with respect to Mr. Gallagher and Mr. Langer, all unvested shares of restricted stock granted to such executive as part of his annual bonus, will fully vest on the 60th day following the date of termination, subject to the execution and delivery by the executive of a customary release agreement. In addition, subject to certain conditions, medical, dental and life insurance benefits for the executive, his spouse and dependents must be continued by us for a period of up to 18 months following the date of termination.

As a condition to the receipt of the above benefits, each of the executives has agreed to refrain from certain activities for one year following specified termination events under his employment agreement, including direct competition with us and the solicitation of our employees. Each of the employment agreements also provides for customary protections of our confidential information and intellectual property. We have also agreed to indemnify each executive for liabilities resulting from his employment by us under his employment agreement and have entered into a standard form of indemnification agreement with each executive.

Other Perquisites and Benefits	During the terms of Mr. Olson’s employment agreement, we agreed to provide him, at our cost, with an automobile for his business use. We also agreed to allow him (and anyone authorized by him,) to use the automobile for his personal use at no cost to him, except as required by the rules of the Internal Revenue Service. We agreed to pay for car service for Mr. Caputo to and from work.

Compensation Clawback:	Each employment agreement provides that the bonuses and other incentive-based or equity-based compensation received by the executive from us, and any profits realized by the executive from the sale of securities of the company, are subject to the forfeiture and clawback requirements in the Sarbanes-Oxley Act and other applicable laws, rules and regulations, and that any such repayment or forfeiture must be made within 30 days after notice thereof from us.

Estimated Additional Compensation Triggered by Termination of Employment as if Terminated on the Last Business Day of 2010

			Accelerated	Accelerated
		Continued	Vesting of	Vesting of
		Medical	Stock	Restricted	Total
	Payment	Benefits	Options	Stock	Payments
Employee:	($)	($)(2)	($)(3)	($)(4)	($)(5)
Jeffrey S. Olson
Death or Disability	$320,548	$7,500	$345,000	$2,301,624	$2,974,672
Without Cause or with Good Reason	$3,014,000	$45,000	$345,000	$2,301,624	$5,705,624
Change of control	$3,891,500	$45,000	$345,000	$2,301,624	$6,583,124
Thomas A. Caputo (1)
Death or Disability	$213,699	$6,036	$494,250	$422,412	$1,136,397
Without Cause or with Good Reason	$1,500,000	$36,217	$494,250	$422,412	$2,452,879
Change of control	$2,085,000	$36,217	$494,250	$422,412	$3,037,879
Mark Langer (1)
Death or Disability	$151,890	$4,797	$473,800	$999,900	$1,630,387
Without Cause or with Good Reason	$1,090,667	$28,780	$473,800	$999,900	$2,593,147
Change of control	$1,506,467	$28,780	$473,800	$999,900	$3,008,947
Arthur L. Gallagher (1)
Death or Disability	$119,014	$4,797	$660,388	$287,844	$1,072,043
Without Cause or with Good Reason	$857,333	$28,780	$660,388	$287,844	$1,834,345
Change of control	$1,183,133	$28,780	$660,388	$287,844	$2,160,145

(1)	This schedule is based on the terms provided in the executive officers’ new employments, as if the agreements with Messrs. Caputo, Langer and Gallagher that were executed on January 28, 2011 were in effect on December 31, 2010.

(2)	Following a death or disability of the executive or termination of the executive’s employment by us without cause or by the executive with good reason, we have agreed to provide him, his spouse and his dependents medical, dental and life insurance benefits for 90 days in the case of death or disability or 18 months in the other cases, with a maximum annual amount of $30,000 (pro rated for periods of less than a year). The amounts in this column represent the estimated COBRA payments for the respective periods.

(3)	Represents the value of the unvested options owned by the executive as of December 31, 2010, calculated by multiplying the number of shares underlying the option by the difference between the closing price of our common stock on December 31, 2010 and the exercise price of the options.

(4)	Represents the value of the unvested shares owned by the executive as of December 31, 2010, calculated by multiplying the number of shares by the closing price of our common stock on December 31, 2010. Does not include the accelerated vesting of 69,333 shares of restricted stock awarded to Mr. Caputo under his new employment, the grant date for which was after December 31, 2010.

(5)	Does not include the accelerated long-term cash or equity incentives or other performance based compensation payable to the executive following the termination of employment which are out of the money or for which the performance period has not commenced as of December 31, 2010.

SHARE OWNERSHIP INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of our outstanding common stock to file with the Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulations to furnish us with copies of all such reports they file.
          To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports are required, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been complied with during the fiscal year ended December 31, 2010.
CERTAIN TRANSACTIONS
          While not a formal written policy, in the past, either our full board or one of its committees has reviewed and approved or ratified any related party transactions. These transactions include:
•	transactions that must be disclosed in proxy statements under SEC rules; and

•	transactions that potentially could cause a non-employee director to cease to qualify as an independent director under NYSE listing requirements or the ratings criteria of various shareholder or other institutional organizations.
          Transactions that are deemed immaterial under applicable disclosure requirements are generally deemed pre-approved.
          Criteria for board or committee approval or ratification of a related party transaction include, in addition to factors that the board or committee, as applicable, otherwise deems appropriate under the circumstances:
•	whether the transaction is on terms no less favorable than terms generally available from an unaffiliated third party; and

•	in the case of a non-employee director, whether the transaction would disqualify the director from (1) being deemed independent under NYSE listing requirements or (2) from serving on the audit committee, compensation committee or nominating and corporate governance committee under NYSE and other regulatory requirements.
          The foregoing policies and procedures have been followed in connection with the review and approval or ratification of all of the transactions noted below.
IFRS Financial Statements
          We have agreed with Gazit-Globe, Ltd., one of our principal stockholders, to assist it with the International Financial Reporting Standards, or IFRS. IFRS requires fair market value accounting for income-producing investment property.
          In connection with this project, Gazit-Globe agreed to reimburse us for any internal or third party costs associated with the preparation of the valuation and reconciliation, including the acquisition and implementation of certain software to assist us in the valuation of our properties. During the year-ended December 31, 2010, we incurred approximately $635,608 of costs related to these activities, all of which are reimbursable by Gazit-Globe. In addition, we anticipate that this arrangement will continue on a quarterly and annual basis in the future.

Investment Contract and Use Agreement
          We are party to a use agreement dated January 1, 1996 with an affiliate of Gazit-Globe. Pursuant to this agreement, we agreed to permit Chaim Katzman, our chairman of the board, or any of Gazit-Globe’s other employees to use our facilities, equipment, supplies and personnel necessary to conduct its business and affairs. In consideration for the use of these facilities, Gazit-Globe agreed to pay us an annual sum of $10,000.
          In addition, we have previously entered into an investment contract, dated May 21, 1996, with several of our principal stockholders, including the predecessor to Gazit-Globe. This agreement provides, in addition to other agreements, covenants and obligations that have been satisfied, that we would prepare and furnish to Gazit-Globe or its affiliates certain of our financial statements required by Gazit-Globe for purposes of consolidating our financial results with those of Gazit-Globe as required by Israeli generally accepted accounting principles and the Tel-Aviv Stock Exchange Ltd., on which the shares of capital stock of Gazit-Globe are currently traded.
          Effective January 1, 2004, we entered into a clarification agreement and protocol with Gazit-Globe. The clarification agreement clarifies certain provisions of the use agreement and the investment contract, including that Gazit-Globe agrees to reimburse us for third-party expenses incurred by us in the use of our office facilities and the provision of the Israeli financial statements.
Private Placements
          In March 2010, we completed an underwritten public offering and concurrent private placement of approximately 5.4 million shares of our common stock at an indicative price to the public and in the private placement of $18.40 per share. In the concurrent private placement, an aggregate of 600,000 shares of our common stock were purchased for $11.0 million by MGN America, LLC and Gazit America Inc., affiliates of our largest stockholder, Gazit-Globe, Ltd., which may be deemed to be controlled by Chaim Katzman, the chairman of our board of directors. In connection with the purchase agreement, we also executed a registration rights agreement granting the buyers customary demand and “piggy-back” registration rights.
          In December 2010, we completed an underwritten public offering and concurrent private placement of approximately 10.1 million shares of our common stock at an indicative price to the public and in the private placement of $16.90 per share. In the concurrent private placement, an aggregate of 900,000 shares of our common stock were purchased for $11.0 million by MGN America, LLC and Gazit America Inc., affiliates of our largest stockholder, Gazit-Globe, Ltd., which may be deemed to be controlled by Chaim Katzman, the chairman of our board of directors. In connection with the purchase agreement, we also executed a registration rights agreement granting the buyers customary demand and “piggy-back” registration rights.
CapCo Acquisition
          On January 4, 2011, we acquired a majority ownership interest in CapCo and its wholly-owned subsidiary, Capital & Counties USA, Inc., through a joint venture with LIH. At the time of acquisition, CapCo, which was previously wholly-owned by LIH, owned a portfolio of 13 properties in California.
          At the closing of the transaction, LIH contributed all of the outstanding shares of CapCo’s common stock to the joint venture in exchange for approximately 11.4 million joint venture units, representing an approximate 22% interest in the joint venture, and we contributed a shared appreciation promissory note to the joint venture in the amount of $600 million in exchange for an approximate 78% interest in the joint venture. In addition, at the closing, LIH transferred and assigned to us an outstanding promissory note of CapCo in the amount of $67 million in exchange for 4.1 million shares of our common stock and one share of a newly-established class of our capital stock, class A common stock, that (i) is convertible into 10,000 shares of our common stock in certain circumstances, and (ii) subject to certain limitations, entitles LIH to voting rights with respect to a number of shares of our common stock determined with reference to the number of joint venture units held by LIH from time to time. The joint venture units received by LIH are redeemable for cash or, at our option, shares of our common stock on a one-for-one basis, subject to certain adjustments. The joint venture assumed approximately $243.4 million of mortgage debt, including its proportionate share of debt held by CapCo’s joint ventures. Simultaneously with the closing of the transaction, we funded $84.3 million in cash to repay a mortgage secured by one of the properties owned by CapCo.
          In connection with the CapCo transaction, we also executed an Equityholders Agreement, among us, LIH, LIH’s parent company Capital Shopping Centres Group PLC, Gazit-Globe Ltd. and certain of Gazit-Globe’s affiliates pursuant to which we increased the size of our board of directors by one seat, effective January 4, 2011, and appointed a designee of CSC, Mr. David Fischel, to our board. Mr. Fischel serves as the chief executive officer and a director of CSC and a director of LIH. Subject to its continuing to hold a minimum number of shares of our common stock, LIH will subsequently have the right to nominate one candidate for election to our board of directors at each annual meeting of our stockholders at which directors are elected.
          Also in connection with the CapCo transaction, we agreed to reimburse legal fees incurred by Gazit-Globe and its affiliates. Pursuant to this agreement, we paid approximately $224,503 in legal fees on their behalf.

SECURITY OWNERSHIP
     The table below sets forth, as of March 7, 2011, the number of shares of our common stock and class A common stock which were owned beneficially by:
•	each person who is known by us to beneficially own more than 5% of our common stock or class A common stock;

•	each director and nominee for director;

•	each named executive officer; and

•	all of our directors and executive officers as a group.
     Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Equity One, Inc., 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179.
     The number of shares beneficially owned by each individual or group is based upon information in documents filed by such person with the Securities and Exchange Commission, other publicly available information or information available to us. Percentage ownership in the following table is based on 107,823,295 shares of common stock and one share of class A common stock outstanding as of March 7, 2011, excluding 800,000 shares of unvested restricted stock held by three of our named executive officers, which shares are not entitled to vote. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock and class A common stock subject to options that are presently exercisable or exercisable within 60 days of March 7, 2011 or which are scheduled to be issued within 60 days of March 7, 2011 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership	Percentage of Class
Common Stock:
Chaim Katzman (1)	47,717,517	44.1%
Gazit-Globe, Ltd. (2)	46,210,978	42.9%
M.G.N. (USA), Inc. (3)	31,930,908	29.6%
MGN America, LLC (4)	17,190,462	15.9%
Liberty International Holdings Limited (5)	15,418,443	12.9%
Gazit America, Inc.(6)	14,280,070	13.2%
Silver Maple (2001), Inc. (7)	8,893,213	8.2%
Gazit (1995), Inc. (8)	7,646,801	7.1%
Ficus, Inc. (9)	5,386,857	5.0%
Nathan Hetz (10)	4,623,641	4.3%
Jeffrey S. Olson (11)	2,241,994	2.1%
Thomas A. Caputo (12)	403,304	*
Arthur L. Gallagher (13)	251,568	*
Mark Langer (14)	194,518	*
Noam Ben-Ozer (15)	44,178	*
Peter Linneman (15)	25,200	*
Dori Segal (15)(16)	24,000	*
Neil Flanzraich (15)	19,500	*
James S. Cassel (15)	14,052	*
Cynthia R. Cohen (15)	12,000	*
David Fischel (17)	2,000	*
All current executive officers and directors of	55,573,472	51.5%

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership	Percentage of Class
Equity One as a group (13 persons) (18)

Class A Common Stock:
Liberty International Holdings Limited (19)	1	100.0%

*	Represents ownership of less than 1.0%

(1)	Includes (i) 46,210,978 shares of common stock beneficially owned by Gazit-Globe, Ltd., which Mr. Katzman may be deemed to control, (ii) 437,317 shares of common stock issuable to Mr. Katzman upon the exercise of options which are currently exercisable, (iii) 364,164 shares of unvested restricted stock which Mr. Katzman presently has the power to vote and (iv) 187,036 shares of common stock beneficially owned by Mr. Katzman’s wife directly and as custodian for their daughters. Of the shares included as beneficially owned by Mr. Katzman, 41,075,285 shares are pledged to secure indebtedness owed by Mr. Katzman or his affiliates.

(2)	Includes (i) 31,930,908 shares of common stock beneficially owned by M.G.N. (USA), Inc. and (ii) 14,280,070 shares of common stock beneficially owned by Gazit America, Inc., both of which are controlled by Gazit-Globe, Ltd. Of the shares included as beneficially owned by Gazit-Globe, Ltd., 41,075,285 shares are pledged to secure indebtedness owed by it or its affiliates.

(3)	Includes (i) 17,190,462 shares of common stock owned by MGN America, LLC and (ii) 7,646,801 shares of common stock owned by Gazit (1995), Inc., both of which are wholly-owned subsidiaries of M.G.N. (USA), Inc. Of the shares included as beneficially owned by M.G.N. (USA), Inc., 4,636,611 shares are pledged to secure indebtedness owed by it.

(4)	16,762,612 of the shares beneficially owned by MGN America, LLC are pledged to secure indebtedness owed by it.

(5)	Includes (i) 11,357,837 shares of common stock issuable upon redemption of Class A shares of EQY-CSC LLC, a Delaware limited liability company, which Class A shares are redeemable for cash or, at the company’s option, shares of the company’s common stock on a one-for-one basis; (ii) 4,050,606 shares of common stock held by CSC Ventures Limited, a wholly owned subsidiary of LIH; and (iii) 10,000 shares of common stock issuable upon conversion of the share of class A common stock held by CSC Ventures Limited.

(6)	Includes (i) 8,893,213 shares of common stock owned by Silver Maple (2001), Inc. and (ii) 5,386,857 shares of common stock owned by Ficus, Inc., both of which are indirect, wholly-owned subsidiaries of Gazit America, Inc. All of the shares reported as beneficially owned by Gazit America, Inc. are pledged to secure indebtedness owed by it or its affiliates.

(7)	8,693,213 of the shares beneficially owned by Silver Maple (2001), Inc. are pledged to secure indebtedness owed by it.

(8)	All of the shares beneficially owned by Gazit (1995), Inc. are pledged to secure indebtedness owed by it.

(9)	All of the shares beneficially owned by Ficus, Inc. are pledged to secure indebtedness owed by it.

(10)	Includes (i) 4,599,441 shares of common stock beneficially owned by Alony Hetz Properties & Investments, Ltd., which Mr. Hetz may be deemed to control, and (ii) 3,000 shares of unvested restricted stock which Mr. Hetz presently has the power to vote. Of the shares included as beneficially owned by Mr. Hetz, 650,000 shares are pledged to secure indebtedness owed by Alony Hetz Properties & Investments, Ltd. or its affiliates.

(11)	Includes (i) 1,464,660 shares of common stock issuable to Mr. Olson upon the exercise of options which are currently exercisable and (ii) 698,896 shares of unvested restricted stock which Mr. Olson presently has the power to vote.

(12)	Includes (i) 262,500 shares of common stock issuable to Mr. Caputo upon the exercise of options which are currently exercisable and (ii) 92,569 shares of unvested restricted stock which Mr. Caputo presently has the power to vote. Does not include 373,333 shares of unvested restricted stock which Mr. Caputo presently does not have the power to vote.

(13)	Includes (i) 196,968 shares of common stock issuable to Mr. Gallagher upon the exercise of options which are currently exercisable and (ii) 15,000 shares of unvested restricted stock which Mr. Gallagher presently has the power to vote. Does not include 160,000 shares of unvested restricted stock which Mr. Gallagher presently does not have the power to vote.

(14)	Includes (i) 125,000 shares of common stock issuable to Mr. Langer upon the exercise of options which are currently exercisable and (ii) 27,500 shares of unvested restricted stock which Mr. Langer presently has the power to vote. Does not include 266,667 shares of unvested restricted stock which Mr. Langer presently does not have the power to vote.

(15)	Includes 3,000 shares of unvested restricted stock (4,500 shares of unvested restricted stock with respect to Mr. Flanzraich) which the director presently has the power to vote.

(16)	Includes 7,050 shares of common stock held jointly with Mr. Segal’s spouse.

(17)	Does not include shares of common stock and class A common stock held by Liberty International Holdings Limited, of which Mr. Fischel disclaims beneficial ownership.

(18)	See footnotes (1) through (17).

(19)	Includes one share of class A common stock owned by CSC Ventures Limited, which is entitled to 11,357,837 votes, voting together with the common stock.
          As shown above, several of our affiliated stockholders that beneficially own a significant interest in our company, including Gazit-Globe, Ltd., Silver Maple (2001), Inc., Ficus, Inc. and related entities, have pledged a substantial portion of our stock that they own to secure loans made to them by commercial banks.
          If a stockholder defaults on any of its obligations under these pledge agreements or the related loan documents, these banks may have the right to sell the pledged shares in one or more public or private sales that could cause our stock price to decline. Many of the occurrences that could result in a foreclosure of the pledged shares are out of our control and are unrelated to our operations. Some of the occurrences that may constitute such an event of default include:
•	the stockholder’s failure to make a payment of principal or interest when due;

•	the occurrence of another default that would entitle any of the stockholder’s other creditors to accelerate payment of any debts and obligations owed to them by the stockholder;

•	if the bank, in its absolute discretion, deems that a change has occurred in the condition of the stockholder to which the bank has not given its prior written consent;

•	if the stockholder ceases to pay its debts or manage its affairs or reaches a compromise or arrangement with its creditors; and

•	if, in the opinion of the bank, the value of the pledged shares shall be reduced or is likely to be reduced (for example, the price of our common stock declines).
          In addition, because so many shares are pledged to secure loans, the occurrence of an event of default could result in a sale of pledged shares that could cause a change of control of our company, even when such a change may not be in the best interests of our stockholders.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
          As required by Section 14A of the Exchange Act, we are providing our stockholders the opportunity to cast a non-binding, advisory vote “FOR” or “AGAINST” the compensation paid to named executive officers in 2010 as disclosed and described in the section of this proxy statement entitled “Compensation Discussion and Analysis”, including the compensation tables and the narrative disclosures that accompany the compensation tables.
          As described in detail in our Compensation Discussion and Analysis, the compensation tables and related narrative discussion, the compensation of executive officers is designed to have strong links to performance achievements, both in terms of operational and financial results as well as in optimizing stockholder value. We evaluate the relationship between compensation cost, stockholder value and company performance on a regular basis. At-risk elements such as annual cash bonus incentives and long-term cash and equity incentives comprise a significant portion of our overall executive remuneration. For incentive plans, we establish performance goals so that the level of compensation received appropriately corresponds to the level of performance achieved. In addition, the vesting of stock-based compensation is designed to encourage ownership that results in business decisions that build long-term stockholder value and thus stock price appreciation, and retention of our named executive officers. We believe that the compensation paid to our named executive officers for 2010 appropriately reflects key achievements during the year as a result of the continued leadership of these named executive officers.
          Stockholders are urged to read the section of this proxy statement entitled “Compensation Discussion and Analysis”, which discusses our executive compensation programs in detail, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in our 2010 annual report that accompanies this proxy statement.
          Accordingly, the company requests your approval of the following resolution:
          RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure shall include the Compensation Discussion and Analysis, Summary Compensation Table and the other related tables and disclosure.

RECOMMENDATION:	The board of directors recommends that the stockholders vote FOR the approval of the compensation paid to Equity One’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission and described in the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.
          Although the vote is non-binding and advisory, the board of directors and the compensation committee will review the voting results in connection with their ongoing evaluation of our compensation program.

PROPOSAL 4 —	ADVISORY VOTE AS TO THE FREQUENCY WITH WHICH FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION SHOULD BE HELD
          Section 14A of the Exchange Act also requires us, at least once every six years, to provide our stockholders with the opportunity to cast a non-binding advisory vote as to the frequency with which future non-binding advisory votes on executive compensation should be held. Stockholders may indicate their preference to hold the future advisory votes on executive compensation every year, every two years, every three years, or may abstain from voting. While this stockholder vote regarding frequency is an advisory vote that is not binding on the company or the board of directors, we value the opinions of our stockholders and will consider the outcome of the vote when making its determination regarding how frequently future advisory votes will be held.
          Equity One, the compensation committee and the board of directors believe that it is appropriate and in our best interest for the stockholders to cast an advisory vote on executive compensation every year.
          The optimal frequency of the executive compensation vote necessarily turns on a judgment about the relative benefits and burdens of each of the options. There have been diverging views expressed on this question and our board of directors believes there is a reasonable basis for each of the options.
          Those who have argued for a less frequent vote point out that this option would allow stockholders to focus on overall design issues rather than details of individual decisions, would align with the goal of compensation programs that are designed to reward performance that promotes long-term stockholder value, and would avoid the burden that annual votes would impose on stockholders required to evaluate the compensation programs of a large number of companies each year.
          Others believe that an annual vote is needed to give stockholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the board of directors and the compensation committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from stockholders.
          In formulating its recommendation, our board of directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation programs every year.
          Accordingly, the company’s stockholders are being asked to vote on the following resolution:
               “RESOLVED, that the Company’s stockholders advise the Company to include a non-binding, advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, every:
•	year;

•	two years; or

•	three years.”

RECOMMENDATION:	The board of directors recommends that the stockholders vote to hold future the advisory votes on executive compensation EVERY YEAR.

PROPOSAL 5 — ADOPTION OF OUR AMENDED AND RESTATED
2000 EXECUTIVE INCENTIVE COMPENSATION PLAN
          Our board of directors initially approved our 2000 Executive Incentive Compensation Plan in April 2000. It was adopted by our stockholders in June 2000 and subsequently amended by our stockholders in May 2002, July 2004 and June 2007. This purpose of the plan is to assist us and our subsidiaries in attracting, motivating, retaining and rewarding employees, officers, directors and independent contractors by enabling such persons to acquire or increase a proprietary interest in us in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. On March 17, 2011, the board of directors adopted a resolution amending the plan, subject to the approval of our stockholders at the 2011 annual meeting.
          Stockholder approval of the amendment to the plan is required to comply with certain exclusions from the limitations of Section 162(m) of the Code, as described below, to comply with the incentive stock option rules under Section 422 of the Code, and for purposes of complying with the stockholder approval requirements for the listing of shares on the NYSE.
          If this proposal is approved, we will have a total of 5,075,133 shares of common stock remaining for issuance under the plan, which represents approximately 4.7% of our 108,623,295 outstanding shares of common stock as of March 7, 2011, including 800,000 shares of unvested restricted stock held by three of our named executive officers. The following is a summary of the material features of the plan and the proposed amendments.
Summary of Plan Changes
          If the resolution is adopted by our stockholders, the amended plan will differ from our current plan in the following significant respects:
•	the number of shares of common stock reserved for delivery under the plan will be increased to 13,500,000 shares from 8,500,000 shares, resulting in 5,075,133 shares available for delivery in connection with awards granted under the plan (after giving effect to shares already issued or subject to outstanding awards under the plan);

•	the number of shares of common stock that may be issued under the plan as a result of incentive stock options would be 13,500,000 shares (or 5,075,133 shares after giving effect to shares already issued or subject to outstanding awards under the plan);

•	additional business criteria may be used by the compensation committee or the board in establishing performance goals for incentive awards that are intended to qualify as performance-based compensation not subject to the limitation on tax deductibility by the company under Code Section 162(m) and annual limitations on shares or the dollar value of non-equity awards have been increased for purposes of Code Section 162(m); and

•	the expiration date for the plan will be extended for an additional seven years.

A copy of the plan, as amended, is attached to this proxy statement as Annex A.
Summary of our Amended and Restated 2000 Executive Incentive Compensation Plan, as Amended by Proposal 5
          The terms of the plan provide for grants of stock options, stock appreciation rights, called SARs, restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property. The following is a summary of certain principal features of the amended plan. This summary is qualified in its entirety by reference to the complete text of the plan, as amended, which is attached to this proxy statement as Annex A. Stockholders are urged to read the actual text of the plan in its entirety.
          Shares Available for Awards; Annual Per-Person Limitations. Under the plan, as amended, the total number of shares of common stock reserved and available for delivery in connection with awards under the plan shall be equal to 13,500,000 shares, plus the number of shares with respect to which awards previously granted under the plan that terminate without being exercised, expire, are forfeited or cancelled, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.
          In addition, the plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, in any fiscal year, a participant may not be granted awards relating to more than 700,000 shares of our common stock, subject to adjustment in certain circumstances, under each of the following types of awards: options, SARs, restricted shares of common stock, deferred shares of common stock, shares as a bonus or in lieu of our other obligations, other stock-based awards, and annual incentive awards valued by reference to the value of shares of our common stock. In any fiscal year a participant may not be granted performance awards valued by reference to the value of our common stock with a performance period exceeding one year of more than the product of (i) 700,000 shares of our common stock (subject to adjustment in certain circumstances) multiplied by (ii) the number of fiscal years (or a portion thereof) in the performance period for the awards. The maximum amount that may be earned as an annual incentive award valued in cash or by reference to property other than our common stock in any fiscal year by a participant is $2,800,000, and the maximum amount that may be earned as a performance award valued in cash or by reference to property other than our common stock with a performance period exceeding one year is the product of (i) $2,800,000 multiplied by (ii) the number of fiscal years (or a portion thereof) in the performance period for the award.
          Subject to applicable law and the rules and regulations of the NYSE, the compensation committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards, including adjustments to exercise prices of options and other affected terms of awards, in the event that a dividend or other distribution, whether in cash, shares of common stock or other property, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The compensation committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.
          Eligibility. The persons eligible to receive awards under the plan are our officers, directors, employees and independent contractors. Independent contractors are not eligible to receive incentive stock options, called ISOs, under the plan. An employee on leave of absence may be considered as still in our employ or the employ of a subsidiary of ours for purposes of eligibility for participation in the plan. As of March 7, 2011, approximately 196 persons were eligible to participate in the plan, including 187 officers and other employees and nine non-employee directors. We have not granted eligibility to any independent contractor.
          Administration. The plan is to be administered by the compensation committee, each member of which must be a “non-employee director” as defined under Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, or Section 162(m) of the Code, the board may exercise any power or authority granted to the compensation committee. Subject to the terms of the plan, the compensation committee or the board is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settleable, including performance conditions that may be required as a condition thereof, set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the plan, and make all other determinations that may be necessary or advisable for the administration of the plan.
          Automatic Grant Program for Non-Employee Directors. The plan includes an automatic grant program for our non-employee directors. Under the plan, non-employee directors are automatically granted 2,000 shares of restricted stock upon their initial election to the board of directors and 2,000 shares of common stock annually on January 1, which shares shall vest, in each case, half on December 31 of the year of the grant and the other half on

December 31 of the following year. Our lead director receives an additional 1,000 shares of restricted stock, which shares vest in the same manner as the other shares granted to directors.
          Stock Options and SARs. The compensation committee or the board is authorized to grant (i) stock options, including (a) ISOs which can result in potentially favorable tax treatment to the participant, and (b) non-qualified stock options, and (ii) SARs entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise (or defined “change of control price” following a change of control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the compensation committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the plan, the term fair market value means the fair market value of common stock, awards or other property as determined by the compensation committee or the board or under procedures established by the compensation committee or the board. Unless otherwise determined by the compensation committee or the board, the fair market value of common stock as of any reference date shall be the closing sales price per share of common stock on the date of reference as reported on the NYSE on the date as of which such value is being determined or, if there is no sale on that date, then on the last day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the compensation committee or the board, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months, outstanding awards or other property having a fair market value equal to the exercise price, as the compensation committee or the board may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the compensation committee or the board. SARs granted under the plan may include limited SARs, which are exercisable for a stated period of time following a change of control, as discussed below.
          Restricted and Deferred Stock. The compensation committee or the board is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the compensation committee or the board. A participant granted restricted stock generally has all of the rights of a stockholder, unless otherwise determined by the compensation committee or the board. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.
          Dividend Equivalents. The compensation committee or the board is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the committee or the board.
          Bonus Stock and Awards in Lieu of Cash Obligations. The compensation committee or the board is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under the plan or other plans or compensatory arrangements, subject to such terms as the compensation committee or the board may specify.
          Other Stock-Based Awards. The compensation committee or the board is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon our performance or any other factors designated by the compensation committee or the board, and awards valued by reference to the book value of shares of common stock or the value of securities of or the performance of specified subsidiaries or business units. The compensation committee or the board determines the terms and conditions of such awards.

          Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the compensation committee or the board. In addition, the plan authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares of common stock or other awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Performance awards and annual incentive awards granted to persons whom the compensation committee expects will, for the year in which a deduction arises, be covered employees, which include our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among our three highest compensated officers as of the end of a taxable year, will, if and to the extent intended by the compensation committee, be subject to provisions that should qualify such awards as performance-based compensation not subject to the limitation on tax deductibility by us under Code Section 162(m). If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award or annual incentive award intended to qualify under Section 162(m) of the Code is to be exercised by the compensation committee and not the board.
          Subject to the requirements of the plan, the compensation committee or the board will determine performance award and annual incentive award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. In granting annual incentive or performance awards, the compensation committee or the board may establish unfunded award pools, the amounts of which will be based upon the achievement of a performance goal or goals based on the business criteria described in the plan. If the compensation committee or the board intends that a performance award or annual incentive award qualify as performance-based compensation not subject to the limitations on tax deductibility under Code Section 162(m), then one or more of the following business criteria, on a consolidated basis, and/or with regard to specified subsidiaries, geographic regions or business units of ours (except with respect to the earnings per share and total stockholder return criteria), shall be used in establishing performance goals for such awards: (1) earnings per share, (2) revenues or margins; (3) increase in cash flow; (4) operating margin; (5) return on net assets, return on investment, return on capital, return on equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of ours; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures and development and redevelopment projects; (12) total stockholder return; (13) debt reduction; (14) funds from operations on an absolute or per share basis; (15) financial measures and ratios, including debt service coverage, dividend coverage, debt to assets, debt to stockholders’ equity or other similar measures; (16) share price; (17) dividends; (18) market share or market penetration; (19) attainment of financing, refinancing, or capitalization goals; (20) value creation in the form of an increase in the net asset value of a real estate development or redevelopment project; (21) attainment of leasing goals; (22) operating or property related criteria (on a same property basis or otherwise), including occupancy, net operating income, leasing spreads, improvements in net effective rent, or other similar measures; and (23) any of the above goals determined on an absolute or relative basis and/or as compared to the performance of a published or special index deemed applicable by the compensation committee including, but not limited to, the Standard & Poor’s 500 Stock Index or peer group of industry competitors selected by the compensation committee. These business criteria must be disclosed to and approved by our stockholders every 5 years in order to remain in compliance with Code Section 162(m). During the first 90 days of a fiscal year or performance period, the compensation committee or the board will determine who will potentially receive annual incentive or performance awards for that fiscal year or performance period, either out of the pool or otherwise.
          After the end of each fiscal year or performance period, the compensation committee or the board will determine (i) the amount of any pools and the maximum amount of potential annual incentive or performance awards payable to each participant in the pools and (ii) the amount of any other potential annual incentive or performance awards payable to participants in the plan. The compensation committee or the board may, in its discretion, determine that the amount payable as an annual incentive or performance award will be reduced from the amount of any potential award.

          Other Terms of Awards. Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the compensation committee or the board. The compensation committee or the board may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the compensation committee or the board may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The compensation committee or the board is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the plan. The compensation committee or the board may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld, or previously acquired shares of common stock or other property be surrendered by the participant, to satisfy withholding and other tax obligations. Awards granted under the plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the compensation committee or the board may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.
          Awards under the plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant, as distinguished from the exercise, except to the extent required by law. The compensation committee or the board may, however, grant awards in exchange for other awards under the plan, awards under our other plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards or rights.
          Acceleration of Vesting; Change of Control. The compensation committee or the board may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a change of control, including the cash settlement of SARs and limited SARs, which may be exercisable in the event of a change of control. In addition, the compensation committee or the board may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any change of control. Upon the occurrence of a change of control, if so provided in the award agreement, stock options, limited SARs and other SARs which so provide may be cashed out based on a defined change of control price, which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid, including extraordinary dividends, in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all of our assets, or (ii) the highest fair market value per share, which is generally based on market prices, at any time during the 60 days before and 60 days after a change of control. For purposes of the plan, the term change of control generally means (a) approval by stockholders of any reorganization, merger or consolidation or other transaction or series of transactions if persons who were stockholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities, or our liquidation or dissolution or the sale of all or substantially all of our assets, unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned, or (b) a change in the composition of the board such that the persons constituting the incumbent board on the date the award is granted, and subsequent directors approved by the incumbent board, or approved by such subsequent directors, cease to constitute at least a majority of the board, or (c) the acquisition by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of more than 35% of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors, hereinafter referred to as the ownership of a controlling interest excluding, for this purpose, any acquisitions by (1) us or our subsidiaries, and (2) any person, entity or group that as of the date on which the award is granted has beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of a controlling interest.
          Amendment and Termination. Our board of directors may amend, alter, suspend, discontinue or terminate the plan or the compensation committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of the New York Stock Exchange. Thus, stockholder approval may not necessarily be required for every amendment to the plan which might increase the cost of the plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the board, the plan will terminate on the earlier of the day before the tenth anniversary of the stockholders’ approval of the amendment of the plan being voted upon at the annual meeting (May 2, 2021) or the date on which all shares reserved for issuance under the plan have been issued.
          Securities Act Registration. We have registered the shares of common stock available under the current plan, and we intend to register the additional shares of common stock available for awards under the plan, as amended and restated, pursuant to a registration statement on Form S-8 filed with the SEC.
          Compliance with Section 409A of the Code. The plan provides that award agreements for any awards that the compensation committee reasonably determines to constitute a “non-qualified deferred compensation plan” subject to the requirements of Section 409A of the Code shall be construed in a manner consistent with the requirements of Section 409A and that the compensation committee may amend any award agreements (and the provisions of the plan) if and to the extent that the compensation committee determines that the amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. The plan also provides that any such awards will be subject to certain additional requirements specified in the plan if and to the extent required to comply with Section 409A of the Code.
          Federal Income Tax Consequences of Awards of Options. The following is a brief description of the federal income tax consequences generally arising with respect to awards of options and stock awards under the plan.
          Nonqualified Stock Options. An optionee is not taxable on the grant of a nonqualified stock option under the plan. On exercise of a nonqualified stock option granted under the plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of our company or a related entity, that income will be subject to the withholding of federal income tax. The optionee’s tax basis in those shares will be equal to the fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date.
          If an optionee pays for shares of stock on exercise of an option by delivering shares of our stock to us, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if the optionee had paid the exercise price in cash. If a separate identifiable stock certificate is issued (or book entry is made) for that number of shares equal to the number of shares delivered to us on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his or her tax basis in the shares delivered to us, and the optionee’s holding period for those shares will include his or her holding period for the shares delivered to us. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.
          We will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or the company timely satisfies its reporting requirements with respect to that amount.
          Incentive Stock Options. The plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
          If an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sale proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
          An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.
          For purposes of the alternative minimum tax, the amount by which the fair market value of a share acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.
          We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the recipient includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
          Stock Awards. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.
          The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.
          We will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the recipient of a stock award, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and the deduction is not disallowed under Section 162(m) of the Code as described below, and when the recipient either includes that amount in income or we timely satisfy our tax reporting requirements with respect to that amount.

     Additional Tax Consequences. Section 162(m) to the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. In many cases in the past, the compensation committee has granted awards to employees under the plan whom it expected to be covered employees at the time a related tax deduction arises in a manner that will qualify as such “performance-based compensation” so that such awards would not be subject to the Section 162(m) deductibility cap of $1 million. We may also do so in the future. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability or desire to ensure that awards under the plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m).
     In addition, some awards may be covered by Section 409A of the Code. We normally would attempt to design and administer such an award in a manner that would avoid adverse federal income tax consequences under Section 409A of the Code to any affected participant. Notwithstanding the foregoing, the plan expressly provides that we do not represent to any participant that any award is exempt from or in compliance with the requirements of Section 409A of the Code.
     Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.
     Awards Made Since 2010. The table sets forth the amount and dollar value of awards received by the named executive officers and by certain other groups of individuals under the plan during 2010 and outstanding as of March 7, 2011.
New Plan Benefits
Amended and Restated 2000 Executive Incentive Compensation Plan

	Number of Shares of	Grant Date Value of	Number of Stock
	Restricted Stock	Restricted Stock	Options Granted	Grant Date Value of
Name and Position	Granted (#)(1)	($)	(#)(2)	Stock Options ($)
Jeffrey S. Olson	688,773	$6,290,108	245,000	$803,562
Thomas A. Caputo	—	—	116,500	$410,696
Mark Langer	—	—	112,000	$394,718
Arthur L. Gallagher	5,000	$93,375	45,115	$158,584
All current executive officers as a group (4 persons)	693,773	$6,383,483	518,615	$1,767,560
All current directors who are not executive officers and were not during 2010 (9 persons)	341,718	$5,707,823	—	—
All employees, other than executive officers (183 persons)	12,051	$235,973	90,000	$322,064

(1)	The shares of restricted stock vest as determined by the compensation committee. Grants to Mr. Olson include 582,412 shares of restricted stock awarded as a long-term incentive plan, which vest upon the achievement of certain performance conditions. The terms of this long-term incentive award are described above in the section of this proxy statement entitled “Payments Upon Termination of Employment and Change of Control — Employment Agreements with Executive Officers.”

(2)	The options have exercise prices ranging from $17.72 to $19.84 per share, become exercisable at the rate determined by the compensation committee and have a term of 10 years.
     We believe that awards granted under the plan have been and will continue to be granted primarily to those persons who possess a capacity to contribute significantly to our successful performance. Because persons to whom awards may be made are to be determined from time to time by the compensation committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive awards or the nature and terms of such awards.

Vote Required
     The affirmative vote of a majority of the votes cast on the proposal at the annual meeting, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal, is required for the approval of the proposed Amended and Restated 2000 Executive Incentive Compensation Plan. Under the NYSE’s interpretations of its stockholder approval policies, abstentions will have the same effect as votes against the proposal, and broker non-votes will also have the effect of votes against the proposal unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which case, broker non-votes will have no effect on the proposal. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.
RECOMMENDATION:	The board of directors recommends that the stockholders vote FOR the Proposal to Approve the Amended and Restated 2000 Executive Incentive Compensation Plan.

STOCKHOLDER PROPOSALS
     Our bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice generally must be delivered to our corporate secretary not later than the close of business on the 60th day, and not earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2012 annual meeting, but not included in our proxy statement, generally must be received by our corporate secretary after the close of business on February 2, 2012, and prior to the close of business on March 3, 2012 and must contain all other information required by our bylaws.
     The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2012 annual meeting of stockholders, or for presentation at such meeting, is November 24, 2011. In the event that the 2012 annual meeting of stockholders is called for a date that is not within 30 days before or after May 2, 2012, in order to be timely, we must receive notice by the stockholder not later than the close of business on the later of 120 calendar days in advance of the 2012 annual meeting of stockholders or ten calendar days following the date on which public announcement of the date of the meeting is first made. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, as well as the advance notification requirements set forth in our bylaws.
     Stockholder proposals should be mailed to the attention of, and copies of the advance notification requirements may be obtained from, our corporate secretary at 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179. A copy of the bylaws may be obtained from our corporate secretary by written request to the same address.
2010 ANNUAL REPORT
     Copies of our 2010 Annual Report, financial statements and Form 10-K for the year ended December 31, 2010, as filed with the SEC, may be obtained without charge by contacting Equity One, Inc. — Investor Relations, at 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179.
OTHER MATTERS
     Our board of directors knows of no other matters to be presented for stockholder action at the 2011 annual meeting of stockholders. If any other matters are properly presented at the meeting for action, it is intended that the persons named in the proxies will vote upon such matters in accordance with their discretion.

Annex A
EQUITY ONE, INC.
AMENDED AND RESTATED
2000 EXECUTIVE INCENTIVE COMPENSATION PLAN

EQUITY ONE, INC.
AMENDED AND RESTATED
2000 EXECUTIVE INCENTIVE COMPENSATION PLAN

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1. Purpose. The purpose of this AMENDED AND RESTATED 2000 EXECUTIVE INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist EQUITY ONE, INC., a Maryland corporation (the “Company”) and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors and independent contractors by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. In the event that the Company is or becomes a Publicly Held Corporation (as hereinafter defined), the Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.
2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.
     (a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, for all or a portion of a specified fiscal year.
     (b) “Award” means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest, granted to a Participant under the Plan.
     (c) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.
     (d) “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.
     (e) “Board” means the Company’s Board of Directors.
     (f) “Cause” shall, with respect to any Participant, have the equivalent meaning (or the same meaning as “cause” or “for cause”) set forth in any employment agreement between the Participant and the Company or Parent Corporation or Subsidiary or, in the absence of any such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or Parent Corporation or Subsidiary) in a reasonable manner, (ii) any violation or breach by the

Participant of his or her employment agreement with the Company (or Parent Corporation or Subsidiary), if any, (iii) any violation or breach by the Participant of his or her non-competition and/or non-disclosure agreement with the Company (or Parent Corporation or Subsidiary), if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or Parent Corporation or Subsidiary), (v) chronic addition to alcohol, drugs or other similar substances affecting the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company. The good faith determination by the Committee of whether the Participant’s employment was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.
     (g) “Change in Control” means a Change in Control as defined with related terms in Section 9 of the Plan.
     (h) “Change in Control Price” means the amount calculated in accordance with Section 9(c) of the Plan.
     (i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
     (j) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that the Committee shall consist of at least two directors, and, in the event the Company is or becomes a Publicly Held Corporation (as hereinafter defined), each member of which shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” within the meaning of Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.
     (k) “Corporate Transaction” means a Corporate Transaction as defined in Section 9(b)(i) of the Plan.
     (l) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.
     (m) “Deferred Stock” means a right, granted to a Participant under Section 6(d)(v) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.
     (n) “Director” means a member of the Board.
     (o) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

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     (p) “Dividend Equivalent” means a right, granted to a Participant under Section 6(f) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
     (q) “Effective Date” means the effective date of the Plan, which shall be April 24, 2000.
     (r) “Eligible Person” means each Executive Officer of the Company (as defined under the Exchange Act) and other officers, Directors and employees of the Company or of any Subsidiary, and independent contractors with the Company or any Subsidiary. The foregoing notwithstanding, only employees of the Company or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.
     (s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
     (t) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.
     (u) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or the Board, or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.
     (v) “Incentive Stock Option” or “ISO” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
     (w) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.
     (x) “Limited SAR” means a right granted to a Participant under Section 6(c) hereof.
     (y) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.
     (z) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(g) hereof.

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     (aa) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.
     (bb) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
     (cc) “Performance Award” means a right, granted to an Eligible Person under Section 8(b) hereof, to receive Awards based upon performance criteria specified by the Committee or the Board for a performance period that is longer than one fiscal years of the Company.
     (dd) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.
     (ee) “Publicly Held Corporation” shall mean a publicly held corporation as that term is used under Section 162(m)(2) of the Code.
     (ff) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.
     (gg) “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
     (hh) “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.
     (ii) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.
     (jj) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.
3. Administration.
     (a) Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or, during the period that the Company is a Publicly Held Corporation, in order to comply with Code Section 162(m) or Rule 16b-3 under the Exchange Act, the Board may

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exercise any power or authority granted to the Committee under this Plan. The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.
     (b) Manner of Exercise of Committee Authority. In the event that the Company is or becomes a Publicly Held Corporation, the Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board. The Committee or the Board may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d). The Committee or the Board may appoint agents to assist it in administering the Plan.
     (c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the

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extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4. Stock Subject to Plan.
     (a) Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) 13,500,000, plus (ii) the number of shares with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled, and the number of shares of Stock that are surrendered in payment of any Awards or any tax withholding with regard thereto. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.
     (b) Application of Limitations. The limitation contained in Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of Stock but also to Awards relating to shares of Stock but settleable only in cash (such as cash-only SARs). The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.
     (c) Limitation on Incentive Stock Options. Subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of shares of Stock that may be issued under the Plan as a result of the exercise of Incentive Stock Options is 13,500,000 shares.
5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 700,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(d)(v), 6(e), 6(f), 6(g), and, to the extent the Award is valued by reference to a designated number of shares of Stock, under Section 8(b). In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Performance Awards under Section 8(b) valued by reference to a designated number of shares of Stock in respect of a performance period exceeding one year of more than the product of (i) 700,000 shares, subject to adjustment as provided in Section 10(c), multiplied by (ii) the number of fiscal years (or a portion thereof) in the performance periods for the Awards. The maximum dollar amount that may be earned as an Annual Incentive Award valued by reference to a designated amount of property (including cash) other than Shares in any fiscal year by any one Participant shall be $2,800,000, and the maximum dollar amount that may be earned as a Performance Award valued by reference to a designated amount of property (including cash) other than Shares in respect of a performance period exceeding one year by any one Participant shall be the product of (i) $2,800,000 multiplied by (ii) the number of fiscal years (or a portion thereof) in the performance period for the Award.

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6. Specific Terms of Awards.
     (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee or the Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee or the Board is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Maryland law, no consideration other than services may be required for the grant (but not the exercise) of any Award.
     (b) Options. The Committee and the Board each is authorized to grant Options to Participants on the following terms and conditions:
     (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee or the Board, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.
     (ii) Time and Method of Exercise. The Committee or the Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

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     (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
(A)	the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B)	The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or its Parent Corporation during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.
     (iv) Repurchase Rights. The Committee and the Board shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee cease to be employed with or perform services to the Company (or a Parent Corporation or Subsidiary) while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right.
     (c) Stock Appreciation Rights. The Committee and the Board each is authorized to grant SAR’s to Participants on the following terms and conditions:

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     (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise (or, in the case of a “Limited SAR” that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee or the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a) hereof.
     (ii) Other Terms. The Committee or the Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee or the Board may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.
     (d) Restricted Stock. The Committee and the Board each is authorized to grant Restricted Stock to Participants on the following terms and conditions:
     (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
     (ii) Forfeiture. Except as otherwise determined by the Committee or the Board at the time of the Award, upon termination of a Participant’s employment during the applicable restriction period, the Participant’s Restricted

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Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.
     (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee or the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
     (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
     (v) Automatic Restricted Stock Grants to Non-Employee Directors. Non-Employee Directors shall be eligible to receive Restricted Stock Awards under this Section 6(d)(v).
     (vi) Automatic Restricted Stock Grants to Non-Employee Directors. Non-Employee Directors shall be eligible to receive Restricted Stock Awards under this Section 6(d)(vi).
(A)	Initial Grants. On the date that an eligible Non-Employee Director is first elected to the Board, such Non-Employee Director shall receive 2,000 shares of Restricted Stock (an “Initial Grant”); provided that any Non-Employee Director who is a member of the Board as of the Effective Date of this Plan shall be entitled to received an Initial Grant. The Initial Grant shall be subject to the availability and adjustment of shares of Stock issuable under the Plan pursuant to Section 4 and shall not be subject to the discretion of any person or persons.

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(B)	Service Grants. On each January 1 while the Plan remains in effect, each then Non-Employee Director shall be granted an additional 2,000 shares of Restricted Stock (a “Service Grant”), subject to the availability and adjustment of shares of Stock issuable under the Plan pursuant to Section 4 and shall not be subject to the discretion of any person or persons. In addition, on each January 1 while the Plan remains in effect, the lead director of the Company, if any, shall be granted an additional 1,000 shares of Restricted Stock, as an additional Service Grant, subject to the availability and adjustment of shares of Stock issuable under the Plan pursuant to Section 4 and shall not be subject to the discretion of any person or persons.
(C)	Terms of Initial Grants and Service Grants. Unless otherwise determined by the Committee or in any Restricted Stock Agreement, each Restricted Stock Award granted pursuant to this Section 6(d)(vi) shall vest in two (2) equal installments on the first and second December 31 subsequent to the date on which the shares of Restricted Stock are granted.
     (e) Deferred Stock. The Committee and the Board each is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:
     (i) Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee or the Board (or, if permitted by the Committee or the Board, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee or the Board may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee or the Board may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee or the Board at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.
     (ii) Forfeiture. Except as otherwise determined by the Committee or the Board, upon termination of a Participant’s employment during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), the Participant’s Deferred

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Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.
     (iii) Dividend Equivalents. Unless otherwise determined by the Committee or the Board at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee or the Board shall determine or permit the Participant to elect.
     (f) Bonus Stock and Awards in Lieu of Obligations. The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.
     (g) Dividend Equivalents. The Committee and the Board each is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee or the Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee or the Board may specify.
     (h) Other Stock-Based Awards. The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the

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performance of specified subsidiaries or business units. The Committee or the Board shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Parent Corporation or a Subsidiary), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee or the Board shall determine. The Committee and the Board shall have the discretion to grant such other Awards which are exercisable for unvested shares of Common Stock. Should the Optionee cease to be employed with or perform services to the Company (or a Parent Corporation or Subsidiary) while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).
7. Certain Provisions Applicable to Awards.
     (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).
     (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee or the Board; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).
     (c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of

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an Award may be made in such forms as the Committee or the Board shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or the Board or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee or the Board (subject to Section 10(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee or the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.
     (d) Exemptions from Section 16(b) Liability. If and to the extent that the Company is or becomes a Publicly Held Corporation, it is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.
8. Performance and Annual Incentive Awards.
     (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee or the Board. The Committee or the Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). At such times as the Company is a Publicly Held Corporation, if and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.
     (b) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section

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162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).
     (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
     (ii) Business Criteria. The following business criterion for the Company, on a consolidated basis, and/or with regard to specified subsidiaries, geographic regions or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share, (2) revenues or margins; (3) increase in cash flow; (4) operating margin; (5) return on net assets, return on investment, return on capital, return on equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of ours; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures and development and redevelopment projects; (12) total stockholder return; (13) debt reduction; (14) funds from operations on an absolute or per share basis; (15) financial measures and ratios, including debt service coverage, dividend coverage, debt to assets, debt to stockholders’ equity or other similar measures; (16) share price; (17) dividends; (18) market share or market penetration; (19) attainment of financing, refinancing, or capitalization goals; (20) value creation in the form of an increase in the net asset value of a real estate development or redevelopment project; (21) attainment of leasing goals; (22) operating or property related criteria (on a same property basis or otherwise), including occupancy, net operating income, leasing spreads, improvements in net effective rent, or other similar measures; and (23) any of the above goals determined on an absolute or relative basis and/or as compared to the performance of a published or special index deemed applicable by the compensation committee

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including, but not limited to, the Standard & Poor’s 500 Stock Index or peer group of industry competitors selected by the compensation committee. The foregoing business criterion shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof that are intended to qualify as “performance-based compensation” under Code Section 162(m).
     (iii) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).
     (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.
     (c) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.
     (d) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may, within its discretion, grant one or more Annual Incentive Awards to any Eligible Person, subject to the terms and conditions set forth in this Section 8(d).
     (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. In the case of Annual Incentive Awards intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the

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Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.
     (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.
     (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as an Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.
     (e) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards if and to the extent required to comply with Code Section 162(m).
     (f) Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive

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Awards under Section 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
9. Change in Control.
     (a) Effect of “Change in Control.” If and to the extent provided in the Award, in the event of a “Change in Control,” as defined in Section 9(b):
     (i) The Committee may, within its discretion, accelerate the vesting and exercisability of any Award carrying a right to exercise that was not previously vested and exercisable as of the time of the Change in Control, subject to applicable restrictions set forth in Section 10(a) hereof;
     (ii) The Committee may, within its discretion, accelerate the exercisability of any limited SARs (and other SARs if so provided by their terms) and provide for the settlement of such SARs for amounts, in cash, determined by reference to the Change in Control Price;
     (iii) The Committee may, within its discretion, lapse the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan and such Awards may be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and
     (iv) With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, within its discretion, deem such performance goals and other conditions as having been met as of the date of the Change in Control.
     (b) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred upon:

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     (i) Approval by the stockholders of the Company of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);
     (ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided (i) that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) or (ii) any individual appointed to the Board by the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or
     (iii) the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 35% of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, or (2) any person, entity or “group” that as of the Effective Date owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or any affiliate of such person, entity or “group.”
     (c) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(i) hereof or any liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.

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10. General Provisions.
     (a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.
     (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.
     (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange,

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liquidation, dissolution or other similar corporate transaction or event affects the Stock such that a substitution or adjustment is determined by the Committee or the Board to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee or the Board shall, in such manner as it may deem equitable, substitute or adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.
     (d) Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.
     (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or

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alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee or the Board may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.
     (f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
     (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.

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     (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).
     (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
     (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to principles of conflicts of laws, and applicable federal law.
     (k) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within 12 months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable New York Stock Exchange requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained. The Plan shall terminate on the earliest to occur of (i) the day immediately prior to the tenth anniversary of the date the stockholders’ of the Company approved to limit the terms hereof (such date being May 2, 2021), or (ii) the date on which no shares of Common Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.
     (l) Section 409A Compliance.
     (i) The Award agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, as defined in Section 10(l)(ii) hereof, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

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     (ii) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:
(A)	Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award agreement for the Award at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B)	The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C)	Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D)	In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).
     For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.
     (iii) Notwithstanding the foregoing, or any provision of this Plan or any Award agreement for an Award, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this

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Plan, or any Award agreement for an Award, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

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EQUITY ONE, INC. 1600 N.E. MIAMI GARDENS DRIVE NORTH MIAMI BEACH, FL 33179 ATTN: GENERAL COUNSEL VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 1, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 1, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M32884-P09656 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EQUITY ONE, INC. The Board of Directors recommends you vote FOR the following: Vote on Directors 1. Election of Directors Nominees: 01) Noam Ben-Ozer 06)Nathan Hetz 02) James S. Cassel 07) Chaim Katzman 03) Cynthia R. Cohen 08)Peter Linneman 04) David Fischel 09) Jeffrey S. Olson 05) Neil Flanzraich 10) Dori Segal Vote on Proposals ForWithholdFor AllTo withhold authority to vote for any individual AllAllExceptnominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 000 The Board of Directors recommends you vote 1 Year 2 Years 3 Years Abstain ONE YEAR on the following proposal: 4. Proposal to recommend, on a non-binding, 0 0 0 0 advisory basis, the frequency of future advisory votes on our executive compensation. The Board of Directors recommends you vote FOR theFor Against Abstain following proposals: 2.Ratification of the appointment of Ernst & Young LLP as 0 0 0 our independent registered certified public accounting firm for the 2011 fiscal year. 3.Proposal to approve, on a non-binding, advisory basis, 0 0 0 our executive compensation. For address changes and/or comments, please check this box and write them 0 on the back where indicated. Please indicate if you plan to attend this meeting.0 0 YesNo The Board of Directors recommends you vote FOR theFor Against Abstain following proposal: 5. The approval of the amendment of our Amended and 0 0 0 Restated 2000 Executive Incentive Compensation Plan to, among other things, increase the number of shares reserved for issuance under the plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M32885-P09656 EQUITY ONE, INC. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders May 2, 2011 9:00 AM EDT The stockholder(s) hereby appoint(s) Jeffrey S. Olson and Arthur L. Gallagher, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Equity One, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, on Monday, May 2, 2011, at the Fairmont Turnberry Isle Resort & Club, 19999 West Country Club Drive, Aventura, Florida, 33180 and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE PROPOSAL IN ITEM 2, FOR THE PROPOSAL IN ITEM 3, EVERY YEAR ON THE PROPOSAL IN ITEM 4 AND FOR THE PROPOSAL IN ITEM 5. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Address Changes/Comments: ____________________________ ________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

EQUITY ONE, INC. 1600 N.E. MIAMI GARDENS DRIVE NORTH MIAMI BEACH, FL 33179 ATTN: GENERAL COUNSEL VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 1, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 1, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M32886-P09656 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EQUITY ONE, INC. CLASS A COMMON STOCK The Board of Directors recommends you vote FOR the following: Vote on Directors 1. Election of Directors Nominees: 01) Noam Ben-Ozer 06)Nathan Hetz 02) James S. Cassel 07) Chaim Katzman 03) Cynthia R. Cohen 08)Peter Linneman 04) David Fischel 09) Jeffrey S. Olson 05) Neil Flanzraich 10) Dori Segal Vote on Proposals ForWithholdFor AllTo withhold authority to vote for any individual AllAllExceptnominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 000 The Board of Directors recommends you vote 1 Year 2 Years 3 Years Abstain ONE YEAR on the following proposal: 4. Proposal to recommend, on a non-binding, 0 0 0 0 advisory basis, the frequency of future advisory votes on our executive compensation. The Board of Directors recommends you vote FOR theFor Against Abstain following proposals: 2.Ratification of the appointment of Ernst & Young LLP as 0 0 0 our independent registered certified public accounting firm for the 2011 fiscal year. 3.Proposal to approve, on a non-binding, advisory basis, 0 0 0 our executive compensation. For address changes and/or comments, please check this box and write them 0 on the back where indicated. Please indicate if you plan to attend this meeting.0 0 YesNo The Board of Directors recommends you vote FOR theFor Against Abstain following proposal: 5. The approval of the amendment of our Amended and 0 0 0 Restated 2000 Executive Incentive Compensation Plan to, among other things, increase the number of shares reserved for issuance under the plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M32887-P09656 EQUITY ONE, INC. CLASS A COMMON STOCK This proxy is solicited by the Board of Directors Annual Meeting of Stockholders May 2, 2011 9:00 AM EDT The stockholder(s) hereby appoint(s) Jeffrey S. Olson and Arthur L. Gallagher, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of Equity One, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, on Monday, May 2, 2011, at the Fairmont Turnberry Isle Resort & Club, 19999 West Country Club Drive, Aventura, Florida, 33180 and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE PROPOSAL IN ITEM 2, FOR THE PROPOSAL IN ITEM 3, EVERY YEAR ON THE PROPOSAL IN ITEM 4 AND FOR THE PROPOSAL IN ITEM 5. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Address Changes/Comments: __________________________ ________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 2, 2011. M31847-P09656 EQUITY ONE, INC. EQUITY ONE, INC. 1600 N.E. MIAMI GARDENS DRIVE NORTH MIAMI BEACH, FL 33179 ATTN: GENERAL COUNSEL Meeting Information Meeting Type:Annual Meeting For holders as of: March 7, 2011 Date: May 2, 2011 Time: 9:00 AM EDT Location: Fairmont Turnberry Isle Resort & Club 19999 West Country Club Drive Aventura, Florida 33180 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. M31848-P09656

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow ? XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow ??XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 18, 2011 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow ??XXXX XXXX XXXX available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Noam Ben-Ozer 06)Nathan Hetz 02) James S. Cassel 07) Chaim Katzman 03) Cynthia R. Cohen 08)Peter Linneman 04) David Fischel 09) Jeffrey S. Olson 05) Neil Flanzraich 10) Dori Segal The Board of Directors recommends you vote FOR the following proposals: 2. Ratification of the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the 2011 fiscal year. 3. Proposal to approve, on a non-binding, advisory basis, our executive compensation. The Board of Directors recommends you vote ONE YEAR on the following proposal: 4. Proposal to recommend, on a non-binding, advisory basis, the frequency of future advisory votes on our executive compensation. The Board of Directors recommends you vote FOR the following proposal: 5. The approval of the amendment of our Amended and Restated 2000 Executive Incentive Compensation Plan to, among other things, increase the number of shares reserved for issuance under the plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. M31849-P09656

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